UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Mercury Systems, Inc.
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2019

Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

mercury systems®

August 30, 2019
Dear Shareholder:

We will hold our Annual Meeting of Shareholders on October 23, 2019, beginning at 10:00 a.m., local time, at our offices at 50 Minuteman Road, Andover, Massachusetts 01810. We look forward to your attending the meeting either in person or by proxy. The enclosed notice of meeting, proxy statement, and proxy card describe the proposals to be acted upon at the meeting.

Please refer to the enclosed proxy statement for detailed information on each of the proposals. Your vote is important. Please vote by internet, telephone, or mail as soon as possible to ensure your vote is recorded promptly. Please also note that, if you wish to attend the meeting, you must request an admission ticket in advance. To obtain an admission ticket, please follow the instructions on page 1 of the proxy statement.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in our company.

Sincerely yours,

Mark Aslett, President, Chief Executive Officer, and Director

MERCURY SYSTEMS, INC.
50 MINUTEMAN ROAD
ANDOVER, MA 01810
(978) 256-1300

Notice of Annual Meeting of Shareholders

To Be Held on October 23, 2019

The Annual Meeting of Shareholders of MERCURY SYSTEMS, INC. will be held on October 23, 2019, at 10:00 a.m., local time, at our offices at 50 Minuteman Road, Andover, Massachusetts 01810, for the following purposes:

1.
To elect three Class I directors nominated by the Board of Directors, each to serve for a three-year term, and to elect one Class III director nominated by the Board of Directors, to serve for a two-year term, and in each case until their successors are duly elected and qualified.

2.    To hold an advisory vote on the compensation of our named executive officers (the “say-on-pay” vote).

3.    To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2020.

4.	To consider and act upon any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Proposal Number One relates solely to the election of three Class I directors and one Class III director and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any Mercury shareholder.

The Board of Directors has fixed the close of business on August 19, 2019 as the record date for the meeting. All shareholders of record on that date are entitled to notice of and to vote at the meeting.

Your vote is important. Please vote by internet, telephone, or mail as soon as possible to ensure your vote is recorded promptly. Please also note that, if you wish to attend the meeting, you must request an admission ticket in advance. To obtain an admission ticket, please follow the instructions on page 1 of the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on October 23, 2019: This proxy statement and Annual Report and Form 10-K for our fiscal year ended June 30, 2019 are available at www.edocumentview.com/MRCY.

By Order of the Board of Directors

Christopher C. Cambria Secretary

Andover, Massachusetts
August 30, 2019

i

EXECUTIVE SUMMARY

This executive summary is an overview of information that you will find elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Proposals and Board Recommendations

No.	Proposal Summary	Board's Voting Recommendations
1	Election of Three Class I Directors and One Class III Director	FOR each nominee
2	Advisory Vote on Executive Compensation (Say-on-Pay)	FOR
3	Ratification of Appointment of Our Independent Registered Public Accounting Firm for Fiscal 2020	FOR

Fiscal 2019 Business Performance Highlights

Fiscal 2019 was another successful year. We set records for bookings, backlog, revenue, adjusted EBITDA, adjusted EPS, and free cash flow. We invested organically in the business for future growth, improved our performance in operations and manufacturing, completed four acquisitions, and made solid progress integrating previously acquired businesses.

Our total revenue for fiscal 2019 grew 33% year-over-year to a new company record of $655 million. Organic revenue, excluding recent acquisitions, was up 12%. Bookings increased 39% to $783 million - our fifth straight record. Year-end backlog increased 40% to a record $625 million, positioning us to continue delivering above industry average growth in fiscal 2020.

GAAP net income increased 14% year-over-year in fiscal 2019 as operating leverage continued to improve. Adjusted EBITDA grew 27% to a record $145 million. Free cash flow, defined as operating cash flow less capital expenditures, was up 151%. We concluded fiscal 2019 with a cash balance of $258 million, up from $67 million a year earlier, and zero debt.
Fiscal 2019 was highly successful from an operational perspective. Over the past five years we have strategically focused our growth investments on building out our internal domestic manufacturing capabilities. Now, we have begun a multi-year journey to improve both working capital efficiencies and the manufacturing operations themselves.
These operations include our West Coast RF manufacturing locations, where we expect to complete the consolidation activity in the first half of fiscal 2020. They also include our advanced microelectronics center in Phoenix, Arizona, where we completed the build-out of our trusted digital surface mount technology (SMT) manufacturing capability and have insourced the manufacturing of our secure processing product line.
Our Phoenix, Arizona facility is also a trusted custom microelectronics manufacturing facility in addition to a digital SMT facility. We are planning to make additional capital investments in this part of the business in fiscal years 2020 and 2021. Our goal is to become the leading conduit for the silicon innovation now occurring in the high-tech commercial world for use inside the defense industry. We believe this opportunity has significant long-term potential for Mercury from an innovation and financial perspective, as well as for the defense industry.
Seeking to supplement our high level of organic growth with smart, strategic M&A, we continue to be successful acquiring and rapidly integrating businesses that fit well with our strategy. Our fiscal 2019 acquisitions included Germane Systems, GECO Avionics, the Athena Group, and Syntonic Microwave. In July 2019, we announced an agreement to acquire American Panel Corporation (APC), which we anticipate will close in the first quarter of fiscal 2020.
Acquiring APC is the latest step forward in our plan to build out an industry-leading business in the Command, Control, Communications, Computers and Intelligence (C4I) market. Our C4I strategy is focused on continuing to expand our rugged secure server business, while also building out new capabilities related to mission computing and avionics processing. This new business consists of the previously acquired CES, Richland Technologies, and GECO Avionics businesses, and soon APC. With APC, we will have completed five acquisitions in the past 12 months totaling $228 million of capital. Over the past five years, we have deployed more than $800 million in 11 transactions. After reloading the balance sheet with a $455 million follow-on common stock offering late in fiscal 2019, we have ample financial capacity for future growth investments, organically and through M&A.
We remain confident that we can achieve the high end of our adjusted EBITDA target model over time by continuing to execute our plans in five areas:

•	deliver robust organic revenue growth, supplemented by growth from acquisitions;

•	invest in new technologies, in our manufacturing assets and business systems, and in our people;

•	enhance margins and drive working capital efficiencies through manufacturing insourcing and performance improvement;

•	create stronger operating leverage in the business by growing revenue faster than expenses; and

•	fully integrate acquired businesses to generate cost and revenue synergies.

This strategy, which has been so successful over the past five years, should produce strong financial results and significant value for our shareholders in the coming fiscal year and over the longer term. Our model of strong margins and high organic revenue growth, supplemented with disciplined M&A and full acquisition integration, is working well.

FY19 Financial Highlights

Bookings ($M)

39%
YoY
26% CAGR
247
269
299
444
563
783
FY14
FY15
FY16
FY17
FY18
FY19

Revenue ($M)

33%
YoY
26% CAGR
209
235
270
409
493
655
FY14
FY15
FY16
FY17
FY18
FY19

Adj. EBITDA ($M)

27%
YoY
46% CAGR
22
44
56
93
115
145
11%
19%
21%
23%
23%
22%
FY14
FY15
FY16
FY17
FY18
FY19

Adj. EPS ($)

30%
YoY
37% CAGR
0.38
0.82
0.96
1.15
1.42
1.84
FY14
FY15
FY16
FY17
FY18
FY19

Notes: For the fiscal year ended June 30, 2019. Bookings as reported in the Company's earnings announcement on July 30, 2019. Figures are based on fiscal year results as reported in the Company's Form 10-Ks. CAGR figures for the period FY14-FY19. As of July 1, 2018, the Company has revised its definition of adjusted EBITDA to incorporate other non-operating adjustments, net, which includes gains or losses on foreign currency remeasurement and fixed assets sales and disposals among other adjustments. Adjusted EBITDA for prior periods has been recast for comparative purposes. See reconciliation of GAAP to non-GAAP financial measures tables in Management's Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K. Numbers are rounded. Per share data is presented on a fully diluted basis.

Selected Financial Data

The following table summarizes certain historical consolidated financial data, restated for discontinued operations, which should be read in conjunction with the consolidated financial statements and related notes included the Company's Form 10-K (in thousands, except per share data):

	For the Years Ended June 30,					
	2019	2018	2017	2016	2015	2014
Statement of Operations Data:						
Net revenues	$ 654,744	$ 493,184	$ 408,588	$ 270,154	$ 234,847	$ 208,729
Income (loss) from operations	$ 76,584	$ 46,985	$ 37,403	$ 23,973	$ 18,355	$ (7,405)
Income (loss) from continuing operations	$ 46,775	$ 40,883	$ 24,875	$ 19,742	$ 14,429	$ (4,072)
Adjusted EBITDA	$ 145,326	$ 114,567	$ 92,575	$ 56,137	$ 43,628	$ 21,990
Net earnings (loss) per share from continuing operations:						
Basic	$ 0.98	$ 0.88	$ 0.59	$ 0.58	$ 0.45	$ (0.13)
Diluted	$ 0.96	$ 0.86	$ 0.58	$ 0.56	$ 0.44	$ (0.13)
Adjusted	$ 1.84	$ 1.42	$ 1.15	$ 0.96	$ 0.82	$ 0.38

	As of June 30,					
	2019	2018	2017	2016	2015	2014
Balance Sheet Data:						
Working capital	$ 484,140	$ 260,063	$ 173,351	$ 177,748	$ 142,472	$ 127,375
Total assets	$1,416,977	$1,064,480	$ 815,745	$ 736,496	$ 386,880	$ 373,712
Long-term obligations	$ 34,206	$ 220,909	$ 17,483	$ 195,808	$ 3,457	$ 13,635
Total shareholders' equity	$1,284,739	$ 771,891	$ 725,417	$ 473,044	$ 350,138	$ 327,147

Note: Fiscal years ended June 30. Figures are based on fiscal year results as reported in the Company's Form 10-Ks. As of July 1, 2018, the Company has revised its definition of adjusted EBITDA to incorporate other non-operating adjustments, net, which includes gains or losses on foreign currency remeasurement and fixed assets sales and disposals among other adjustments. Adjusted EBITDA for prior periods has been recast for comparative purposes.

Executive Compensation Highlights and Alignment of Compensation with Business Strategy
Pay for Performance

Our executive compensation program is designed to motivate, engage, and retain a talented leadership team and to appropriately reward them for their contributions to our business. Our performance framework consists of a combination of financial performance measures that provide a balance between short-term results and drivers of long-term value. We provide our executive officers with three primary elements of pay: base salary; a performance cash bonus opportunity; and long-term equity incentive compensation. By placing a substantial majority of our executives’ compensation at risk through performance-based variable compensation, we align our compensation program with our business strategy. The following charts show the pay mix for our CEO and our other named executive officers for fiscal 2019.

CEO Compensation Fiscal 2019            Other NEO Compensation Fiscal 2019
Performance-based variable compensation accounted for 85% and 77% of total compensation for our CEO and other named executive officers, respectively, for fiscal 2019. The foregoing percentages were calculated using the salary, annual cash bonuses, and the grant date fair value of equity awards as reported for fiscal 2019 in the Summary Compensation and Grants of Plan-Based Awards Tables below. All other compensation for our named executive officers for fiscal 2019, which consisted of a $4,000 allowance for tax and financial planning for executives, and a 401(k) match which is available to all employees, amounted to less than 1% of total compensation for named executive officers and is not reflected in the table above due to rounding. For fiscal 2019, all other compensation for our non-CEO named executive officers in the pie chart above excludes the relocation costs paid by us for Mr. Ruppert's relocation to our headquarters in Andover, MA.

Executive Bonus Program

For our fiscal 2019 executive bonus program, 100% of the total value was based on our achieving corporate financial performance objectives. Our fiscal 2019 executive bonus plan was split into two halves, with specific financial performance targets addressing the first half and the second half of the fiscal year. We used two semi-annual performance periods with two different performance targets in order to align our cash incentive program with our strategic operating plan ("SOP") review and midyear SOP update. We determined the potential total size of the annual cash incentive bonuses at the beginning of the fiscal year as well as set the first half financial performance target, and then set the second half and full year performance target in connection with our midyear SOP update. Potential over-achievement awards were based on exceeding the sum of the two half year corporate financial performance objectives. Our executive officers earned payouts at 100% of each of the first half and second half target corporate financial performance bonuses for fiscal 2019 as well as an 11.6% over-achievement bonus for the full fiscal year.

Executive Equity Awards

Each fiscal 2019 annual restricted stock award for our named executive officers was 50% performance-based vesting and 50% time-based vesting. For the time-based vesting half of the fiscal 2019 annual awards, one-third vests on each of the first three anniversaries of the grant date. For the performance-based vesting half of the fiscal 2019 annual awards, the awards vest based on relative performance to our peer group for the three-year period ending in fiscal 2021. For fiscal 2019, we used two relative performance metrics for the performance-based awards: (i) a ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage, percentile ranked relative to our peer group (25% weighting).

v

Our Board of Directors
The following table provides summary information about our Directors.

				Committee Memberships
Name	Director Since	Primary Occupation	Independent	AC	CC	NGC	GRC	M&A
Mark Aslett	2007	President and CEO Mercury Systems	No				M
James K. Bass	2010	Former President and CEO Piper Aircraft	Yes	M, F				M
Michael A. Daniels	2010	Former Chairman and CEO Mobile 365 and Network Solutions	Yes		C	M		C
Lisa S. Disbrow	2017	Under Secretary of the U.S. Air Force (Retired)	Yes	M, F			C
Mary Louise Krakauer	2017	Former Executive Dell and EMC	Yes		M
Barry R. Nearhos	2018	Former Managing Partner PricewaterhouseCoopers	Yes	M,F
William K. O'Brien	2008	Former Executive Chairman Enterasys Networks	Yes	C, F		M		M
Vincent Vitto Chairman of the Board	2006	Former President and CEO Charles Stark Draper Laboratory	Yes		M	C	M	M

AC = Audit Committee	GRC = Government Relations Committee	M = Member
CC = Compensation Committee	M&A = M&A and Finance Committee	C = Committee Chair
NGC = Nominating & Governance Committee		F = Financial Expert
We are proposing that the Class I nominees listed below, which consist of three incumbent directors, James K. Bass, Michael A. Daniels, and Lisa S. Disbrow, be elected to serve terms of three years, and that the Class III nominee listed below, Barry R. Nearhos, an incumbent director, be elected to serve a term of two years, and in each case until their successors are duly elected and qualified or until they sooner die, resign, or are removed.

Environmental, Social, and Corporate Governance Highlights
Our commitment to good corporate governance stems from our belief that a strong governance framework creates long-term value for our shareholders, strengthens Board and management accountability, and builds trust in us and our brand. Our governance framework includes the following highlights:

Board and Governance Information		Board and Governance Information
Size of the Board of Directors	8	Board Meetings Held During Fiscal 2019	9
Number/ % of Independent Directors	7/ 88%	Poison Pill	No
Average Age of Directors	65	Proxy Access	No
Average Director Tenure	7 years	Code of Conduct Business Conduct and Ethics	Yes
Women Board Members	25%	Stock Ownership Guidelines: Directors & Executives	Yes
Classified Board of Directors	Yes	Anti-Hedging and Pledging Policies	Yes
Majority Voting in Director Elections	Yes	Compensation Clawback Policy	Yes
Plurality Voting in Contested Director Elections	Yes	Separate Chairman and CEO	Yes
Annual Board and Committee Self-Assessments	Yes	Ongoing Shareholder Outreach and Engagement	Yes
Annual Director Peer Assessments	Yes	Capital Structure with One Vote per Common Share	Yes
Limited Membership on Other Public Co Boards	Yes	Succession Planning Process for Senior Management	Yes
Board Committees are 100% Independent Directors	Yes (1)	Regular Executive Sessions without Management	Yes
(1) Each of the Audit Committee, Compensation Committee, Nominating and Governance Committee, and M&A and Finance Committee is comprised of 100% independent directors. We added our CEO to the Government Relations Committee as we believe his experience with our customers and markets adds value to the Committee.

Our Board of Directors and executives understand and embrace the importance to all of our primary stakeholders of environmental, social, and governance ("ESG") measurement and reporting. For a number of years, we have been addressing the aspects of ESG we believe have the greatest impact on our business, our stakeholders and value creation. As it relates to environment and sustainability, our initial priorities include: talent management and culture; responsible sourcing and operational excellence; cyber security; and environmental stewardship. We have also addressed a number of key governance principles that are considered best practice and will continue to advance in this area as well. Of our areas of focus, we are more advanced in developing talent management and culture and cyber security because these have the greatest potential to create - and the highest risk to destroy - value for Mercury and our shareholders. We are committed to continued progress in our efforts, results, and reporting accountability, and will add both to what we do and how we report these efforts over time.
For talent management and culture, we invest in the professional development of our team members, hiring and retaining a diverse workforce. We are committed to ongoing employee training in critical compliance areas including business ethics, export rules, and our culture of integrity. We adhere to high ethical and security standards and operating with integrity is a foundation of our culture and values. We disclose in the Corporate Sustainability section of our website gender, racial and ethnicity data, our voluntary and involuntary termination rates, and our OSHA injury rates. In 2018, we engaged an internationally known human resources consulting firm to conduct an assessment to determine whether gender has a significant impact on pay levels across the organization for our U.S. employees. That assessment found that women - all else equal - are paid approximately 4% less than men. While this pay gap is not unusual in the technology industry, we have been proactively working to address it and initiated a process to provide pay adjustments for women, with adjustments based on the statistically derived recommendations from our outside HR consultant. Based on these adjustments, we believe we have lowered the gender pay gap to approximately 2%.

The layers of cyber security we have built into our business systems and incorporated into our processes help ensure the critical data that drives the development of customer solutions is secure and protects our employees’ personal information. Our good work has been recognized and we remain committed to modeling industry best practices. We have deployed and have been relying upon a best in class industrial security program as evidenced by superior ratings from the U.S. Defense Counterintelligence and Security Agency (DCSA). Two of our sites were recognized with the James Cogswell award; less than 1% of the 12,000+ cleared contractors receive this award annually.

Responsible sourcing and operational excellence are an integral part of value creation. We work with all our suppliers to ensure that we all adhere to an equal and high standard of sustainability and ethical principles. We provide opportunities for small businesses to engage with us as we support our customers in the aerospace, defense and intelligence markets. We work closely with many categories of small businesses, including small disadvantaged, women-owned, veteran-owned, service-disabled veteran-owned and historically underutilized business zone (HUBZone) companies.

As a technology company, we have relatively limited exposure to environmental stewardship risks in our operations. We are committed to promoting environmental stewardship and introducing innovative processes and technologies that improve our efforts, including quantifying and disclosing our environmental impact along with our efforts to maximize future generations’ ability to live, work and play in our shared natural environment. We now disclose in the Corporate Sustainability section of our website our energy and water usage at our U.S. facilities, including our scope 2 greenhouse gas (GHG) emissions for indirect emissions from the generation of purchased energy.

Our executive leadership team reviews our ESG efforts and the Compensation Committee of the Board of Directors reviews our ESG disclosure with a view toward how our efforts help attract and retain employee talent, including our culture and values as well as how we demonstrate our commitment to good corporate citizenship.

Please see the Corporate Sustainability section of our website, www.mrcy.com, under "Who We Are" for detailed disclosures on our commitment to sustainability and ESG practices. Information contained on our website does not constitute part of this proxy statement or our annual report on Form 10-K.

MERCURY SYSTEMS, INC.
50 MINUTEMAN ROAD
ANDOVER, MA 01810
(978) 256-1300
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We are mailing this proxy statement, with the accompanying proxy card, to you on or about August 30, 2019 in connection with the solicitation of proxies by the Board of Directors of Mercury Systems, Inc. (“Mercury”) for the annual meeting of shareholders to be held on October 23, 2019, and any adjournment or postponement of that meeting. The meeting will be held on October 23, 2019, beginning at 10:00 a.m., local time, at our offices at 50 Minuteman Road, Andover, MA 01810. You are invited to attend the meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting in person to vote your shares. You may vote by internet, telephone, or mail in order to have your shares voted at the meeting on your behalf. Please also note that, if you wish to attend the meeting, you must request an admission ticket in advance. To obtain an admission ticket, please follow the instructions below.
What am I voting on?
There are three matters scheduled for a vote:

•
election of three Class I directors nominated by the Board of Directors, each to serve for a three-year term, and the election of one Class III director nominated by the Board of Directors, for a two-year term, and in each case until their successors are duly elected and qualified;

•	an advisory vote on the compensation of our named executive officers (the “say-on-pay” vote); and

•	ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2020.
Who can attend and vote at the meeting?
Shareholders of record at the close of business on August 19, 2019 are entitled to attend and vote at the meeting. Each share of our common stock is entitled to one vote on all matters to be voted on at the meeting, and can be voted only if the record owner is present to vote or is represented by proxy. The proxy card provided with this proxy statement indicates the number of shares of common stock that you own and are entitled to vote at the meeting.
What is the Admission Policy for the Annual Meeting?
All holders of Mercury shares as of the record date are encouraged to attend the annual meeting. In order to ensure the safety of all attendees, we have implemented the following security and admission policies.
•     Eligible Attendees. Attendance is limited to registered and beneficial Mercury shareholders as of the record date.
• Admission Procedures. In order to be admitted to the meeting, you must present both an admission ticket and valid government-issued photo identification, such as a driver’s license or passport. You must register on or prior to October 15, 2019 in order to obtain an admission ticket.

•	Obtaining an Admission Ticket. In order to obtain an admission ticket, please email us at annualmeeting@mrcy.com.

•
Security Measures. Upon entering the meeting facility, you may be required to proceed through a security checkpoint. In addition, cameras, recording equipment, electronic devices, large bags, briefcases, and packages will not be permitted in the annual meeting.

What constitutes a quorum at the meeting?
The presence at the meeting, in person or represented by proxy, of the holders of a majority of our common stock outstanding on August 19, 2019, the record date, will constitute a quorum for purposes of the meeting. On the record date, 55,466,500 shares of our common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked “abstain” and so-called “broker non-votes” (described below) will be counted as present.
How do I vote my shares?

•
Beneficial Shareholders. If you own shares through a broker, bank, or other holder of record (that is, your shares are held in “street name”), you must instruct the holder of record how to vote your shares. In order to provide voting instructions to the holder of record of your shares, please refer to the materials forwarded by your broker, bank, or other holder of record. If your shares are held in “street name” and you wish to vote them in person at the meeting, you must obtain from your broker a properly executed legal proxy identifying you as a Mercury shareholder, authorizing you to act on behalf of the broker at the meeting, and specifying the number of shares with respect to which the authorization is granted. Proxies submitted by internet or telephone must be received by 11:59 p.m., Eastern Time, on October 22, 2019.

•
Registered Shareholders. If you own shares that are registered in your name, you may vote by proxy before the annual meeting by internet at www.envisionreports.com/MRCY, by calling 1-800-652-VOTE (8683), or by signing and returning your proxy card. To vote by internet or telephone, you will need your voting control number, which can be found on your proxy card. Proxies submitted by internet or telephone must be received by 11:59 p.m., Eastern Time, on October 22, 2019. If you return a signed proxy card but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board.

If you sign, date, and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares as follows:

•	FOR the election of the nominees for three Class I directors and one Class III director named below under “Proposal 1: Election of Three Class I Directors and One Class III Director;”

•	FOR the approval of, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2020; and

•	in the proxy’s discretion as to any other business which may properly come before the meeting or any adjournment or postponement of the meeting.
What discretion does my broker have to vote my shares held in “street name”?
A broker holding your shares in “street name” must vote those shares according to any specific instructions it receives from you. If specific instructions are not received, your broker may vote your shares in its discretion, depending on the type of proposal involved. Under applicable rules, there are certain matters on which brokers may not vote without specific instructions from you, such as the election of directors and the advisory vote on say-on-pay. If such matters come before the meeting and you have not specifically instructed your broker how to vote your shares, your shares will not be voted on those matters, giving rise to what is called a “broker non-vote.” Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum for the transaction of business, but for purposes of determining the number of shares voting on a particular proposal, broker non-votes will not be counted as votes cast or shares voting.
Can I change my vote after I return my proxy card?

•	Beneficial Shareholders. Beneficial shareholders should contact their broker, bank, or other holder of record for instructions on how to revoke their proxies or change their vote.

•
Registered Shareholders. Registered shareholders may revoke their proxies or change their voting instructions at any time before 11:59 p.m., Eastern Time, on October 22, 2019, by submitting a proxy via internet, telephone, or mail that is dated later than the original proxy or by delivering written notice of revocation to our Corporate Secretary. Registered shareholders may also revoke their proxies or change their vote by attending the annual meeting and voting by ballot.

Your attendance at the meeting will not be deemed to revoke a previously delivered proxy unless you clearly indicate at the meeting that you intend to revoke your proxy and vote in person.
How are votes counted?

•
Election of directors. A director nominee receiving a majority of the votes properly cast at the meeting for the nominee’s election (meaning he or she receives more votes cast “FOR” than cast “WITHHOLD”) will be elected director. Abstentions and broker non-votes, which are described above, will have no effect on the outcome of voting on these matters.

•
All other proposals. All of the other proposals at the meeting require the favorable vote of a majority of the votes cast on the matter. Abstentions and broker non-votes, which are described above, will have no effect on the outcome of voting on these matters.

How is Mercury soliciting proxies?
We bear the cost of preparing, assembling, and mailing the proxy material relating to the solicitation of proxies by the Board of Directors for the meeting. In addition to the use of the mails, certain of our officers and regular employees may, without additional compensation, solicit proxies in person, by telephone, or by other means of communication. We will also request brokerage houses, custodians, nominees, and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares, and will reimburse those record holders for their reasonable expenses in transmitting this material.

PROPOSAL 1: ELECTION OF THREE CLASS I DIRECTORS AND ONE CLASS III DIRECTOR
The following table provides summary information about our Directors.

				Committee Memberships
Name	Director Since	Primary Occupation	Independent	AC	CC	NGC	GRC	M&A
Mark Aslett	2007	President and CEO Mercury Systems	No				M
James K. Bass	2010	Former President and CEO Piper Aircraft	Yes	M, F				M
Michael A. Daniels	2010	Former Chairman and CEO Mobile 365 and Network Solutions	Yes		C	M		C
Lisa S. Disbrow	2017	Under Secretary of the U.S. Air Force (Retired)	Yes	M, F			C
Mary Louise Krakauer	2017	Former Executive Dell and EMC	Yes		M
Barry R. Nearhos	2018	Former Managing Partner PricewaterhouseCoopers	Yes	M,F
William K. O'Brien	2008	Former Executive Chairman Enterasys Networks	Yes	C, F		M		M
Vincent Vitto Chairman of the Board	2006	Former President and CEO Charles Stark Draper Laboratory	Yes		M	C	M	M

AC = Audit Committee	GRC = Government Relations Committee	M = Member
CC = Compensation Committee	M&A = M&A and Finance Committee	C = Committee Chair
NGC = Nominating & Governance Committee		F = Financial Expert
Who sits on the Board of Directors?
Our by-laws provide for a Board of Directors of not fewer than three nor more than fifteen directors. As permitted by Massachusetts law, the Board of Directors is divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the whole number of the Board of Directors. The Board of Directors currently consists of eight members, with James K. Bass, Michael A. Daniels, and Lisa S. Disbrow serving as Class I directors, Mark Aslett, Mary Louise Krakauer, and William K. O’Brien serving as Class II directors, and Barry R. Nearhos and Vincent Vitto serving as Class III directors.
The terms of the Class I, Class II, and Class III directors expire in 2019, 2020, and 2021, respectively. With the expiration of its respective term, each class is nominated for election for a subsequent three-year term. We are proposing that the Class I nominees listed below, which consist of three incumbent directors, James K. Bass, Michael A. Daniels, and Lisa S. Disbrow, be elected to serve terms of three years and that the Class III nominee, Barry R. Nearhos, an incumbent director, be elected to serve a term of two years, and in each case until their successors are duly elected and qualified or until they sooner die, resign, or are removed.
Directors’ Qualifications and Diversity
The Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience, and backgrounds necessary to oversee the Company’s business. In addition, the Board of Directors believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board of Directors and the Nominating and Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board of Directors’ overall composition and the Company’s current and future needs.
The Nominating and Governance Committee is responsible for developing and recommending Board of Director membership criteria to the Board for approval. The criteria include independent and sound judgment, integrity, the ability to commit sufficient time and attention to Board of Director activities, and the absence of conflicts with the Company’s interests. In addition, the Nominating and Governance Committee periodically evaluates the composition of the Board of Directors to assess the skills and experience that are currently represented on the Board of Directors as well as the skills and experience that the Board of Directors will find valuable in the future, given the Company’s current situation and strategic plans. While the Nominating and Governance Committee does not have an explicit policy with respect to diversity, it may consider the Board’s diversity of qualifications in terms of industry experience, functional skills, age, gender, governance service on other boards, prior work experience, educational background, and other important considerations. The Nominating and Governance Committee believes that it is important that Board of Director members represent diverse viewpoints and perspectives in their application of judgment to Company matters. In evaluating director candidates, and considering incumbent directors for renomination to the Board of Directors, the Nominating and Governance Committee considers, among other things, each nominee’s independence, financial literacy, personal and professional accomplishments, and experience, including the following:

Experience/ Qualification	Relevance to Mercury
Leadership	Experience in significant leadership positions provides us with new insights and demonstrates key management disciplines that are relevant to the oversight of our business.
Defense Industry
Extensive experience in the defense industry provides an understanding of the complex environment in which we operate and is highly important to strategic planning and oversight of our business operations.

Technology Industry
Experience with secure sensor processing, rugged servers, mission computers, safety-critical avionics, radio frequency components, multifunction assemblies and subsystems provides an understanding of the complex operations of our business as well as the labor markets in which we compete for talent.

Corporate Governance	An understanding of organizations and governance supports management accountability, transparency, and protection of shareholder interests.
Risk Management	Risk management experience is critical in overseeing the risks we face today and those emerging risks that could present in the future.
Finance and Accounting	Finance and accounting experience is important in understanding and reviewing our business operations, strategy, and financial results.
Business Operations and Strategic Planning
An understanding of business operations and processes, and experience making strategic decisions, are critical to the oversight of our business, including the assessment of our strategic operating plan and business strategy.

Regulatory	An understanding of laws and regulations is important because we operate in a highly regulated industry and we are directly affected by government actions.
Talent Management	We place great importance on attracting and retaining superior talent, and motivating employees to achieve desired enterprise and individual performance objectives.
Mergers & Acquisitions (M&A)	Experience with acquiring and integrating companies through M&A transactions is important to understanding our acquisition growth strategy.
Debt and Equity Capital Markets	Debt and equity capital markets experience is important because we use the capital markets, along with cash generated from operations, to finance our growth agenda.

Board Matrix for Non-Employee Directors

Qualifications & Experiences:	Vincent Vitto	James K. Bass	Michael A. Daniels	Lisa S. Disbrow	Mary Louise Krakauer	Barry R. Nearhos	William K. O'Brien
Leadership	X	X	X	X	X	X	X
Defense Industry	X	—	X	X	—	—	—
Technology Industry	X	X	X	—	X	—	X
Corporate Governance	X	X	X	—	—	X	X
Risk Management	X	X	X	X	X	X	X
Finance and Accounting	—	X	—	X	—	X	X
Business Operations & Strategic Planning	X	X	X	X	X	—	X
Regulatory	X	—	X	X	—	—	—
Talent Management	X	X	X	X	X	—	—
Mergers & Acquisitions	X	X	X	—	X	X	X
Debt & Equity Capital Markets	—	X	X	—	—	X	X
Demographic Background:
Age	78	62	73	56	62	61	75
Male	X	X	X	—	—	X	X
Female	—	—	—	X	X	—	—
Board Experience:
Mercury Board Tenure (years)	13	9	9	2	2	1	11
Other Public Company Boards	—	—	2	2	2	1	1

Recommendation
The Board of Directors recommends a vote “FOR” the election of the nominees listed below.
Information about the Directors
The persons named as proxies in the accompanying proxy card will vote, unless authority is withheld, for the election of the three Class I nominees and the one Class III nominee named below. We have no reason to believe that any of the nominees will be unavailable for election. However, if any one of them becomes unavailable, the persons named as proxies in the accompanying proxy card have discretionary authority to vote for a substitute chosen by the Board. Any vacancies not filled at the meeting may be filled by the Board.
The following information was provided by each of the incumbent directors whose term will continue after the meeting.

Class I Directors - Nominated for a Term Ending in 2022:

James K. Bass
Age: 62	Committee Memberships:
Director Since: 2010	Audit M&A and Finance

Primary Occupation:
Former President and CEO, Piper Aircraft
Description of Business Experience:	Skills and Qualifications:

Mr. Bass served as a director of TTM Technologies, Inc., a publicly-traded global printed circuit board manufacturer, from 2000 to 2018, as a director of Tigrent, Inc., a publicly-traded provider of information for real estate and financial investing, from 2010 to 2015, and as a director of Legacy Education Alliance, Inc., a successor to Tigrent and a publicly-traded provider of educational training from 2014 to 2019, including serving as Chairman of the Board of Legacy from 2015 to 2019. From September 2005 to June 2009, Mr. Bass served as the Chief Executive Officer and a director of Piper Aircraft, Inc., a general aviation manufacturing company. He served as the Chief Executive Officer and a director of Suntron Corporation, a provider of high mix electronic manufacturing services, from its incorporation in May 2001 until May 2005, and as Chief Executive Officer of EFTC Corporation, a subsidiary of Suntron Corporation, from July 2000 until April 2001. From 1992 to July 2000, Mr. Bass was a Senior Vice President of Sony Corporation. Prior to that, Mr. Bass spent 15 years in various manufacturing management positions at the aerospace group of the General Electric Company. Mr. Bass is one of our “audit committee financial experts.” Mr. Bass’ qualifications to serve on our Board of Directors include his extensive experience in the technology marketplace, his executive and operational experience as the Chief Executive Officer of a public company, and his broad experience with accounting and audit matters for publicly-traded companies.
Leadership Technology Industry Corporate Governance Risk Management Finance and Accounting Business Operations & Strategy Talent Management Mergers & Acquisitions Debt & Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
TTM Technologies, Inc. (2000 - 2018)
Tigrent, Inc. (2010 - 2015)
Legacy Education Alliance, Inc. (2014 - 2019)

Michael A. Daniels
Age: 73	Committee Memberships:
Director Since: 2010	Compensation (Chair) M&A and Finance (Chair) Nominating and Governance

Primary Occupation:
Former Chairman and CEO, Mobile 365 and Network Solutions
Description of Business Experience:	Skills and Qualifications:

Mr. Daniels served as Chairman of the Board of Mobile 365, Inc. from May 2005 to November 2006 and served as its Chief Executive Officer from December 2005 to August 2006.  Sybase acquired Mobile 365, Inc. in November 2006 and renamed it Sybase 365, Inc.  Mr. Daniels was a director of Sybase, a publicly-traded global enterprise software and services company, from 2007 until its acquisition by SAP in 2010.  From December 1986 to May 2004, Mr. Daniels served in a number of senior executive positions at Science Applications International Corporation (SAIC), a publicly-traded scientific, technical, and professional services firm, including Sector Vice President from February 1994 to May 2004.  Mr. Daniels served as Chairman and Chief Executive Officer of Network Solutions, Inc., an internet company, from March 1995 to June 2000 when Verisign purchased Network Solutions.  From June 2007 to July 2009, Mr. Daniels served on the Board of Directors of Luna Innovations, a high technology manufacturer.  From 2007 to 2013 Mr. Daniels served as Chairman of GlobalLogic. Apax Partners purchased GlobalLogic in 2013.  In addition to his role at Mercury, he currently serves on the Board of Directors of Blackberry and CACI International and as Chairman of Two Six Labs. He served as the Chairman of the Logistics Management Institute from 2010 to 2019. Mr. Daniels’ qualifications to serve on our Board of Directors include his extensive executive experience in the defense and technology industries and experience serving as a director of public companies, including software and technology companies.
Leadership Defense Industry Technology Industry Corporate Governance Risk Management Business Operations & Strategy Regulatory Talent Management Mergers & Acquisitions Debt and Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
Blackberry Limited (2014 - present)
CACI International (2013 - present)

Lisa S. Disbrow
Age: 56	Committee Memberships:
Director Since: 2017	Audit Government Relations (Chair)

Primary Occupation:
Under Secretary of the Air Force (Retired)
Description of Business Experience:	Skills and Qualifications:

Ms. Disbrow retired as the Under Secretary of the Air Force in 2017. She was responsible for the affairs of the Department of the Air Force, including organizing, training, equipping, and providing for the welfare of approximately 660,000 active duty, Guard, Reserve and civilian Airmen and their families, worldwide. She oversaw the Air Force’s annual budget of more than $132 billion and directed strategy and policy development, risk management, weapons acquisition, technology investments and human resource management across a global enterprise. Ms. Disbrow served as the Acting Secretary of the Air Force from January through May 2017. In 2014, Ms. Disbrow was confirmed by the U.S. Senate as the Assistant Secretary of the Air Force for Financial Management and Comptroller, the principal senior official on all financial matters. Ms. Disbrow was commissioned into the U.S. Air Force in 1985 and her 23 years of uniformed service culminated in 2008 when she retired as a colonel from the Air Force Reserve. Ms. Disbrow is one of our “audit committee financial experts.” Ms. Disbrow's qualifications to serve on our Board of Directors include her extensive military and budget experience in the Company’s target defense market, her defense procurement experience, and her knowledge of defense and aerospace technology.

Leadership Defense Industry Risk Management Finance and Accounting Business Operations & Strategy Regulatory Talent Management
Other Public Company Directorships Held in the Last Five Years:
Perspecta, Inc. (2018 - present)
Blackberry Limited (2019 - present)

Class III Director - Nominated for a Term Ending in 2021:

Barry R. Nearhos
Age: 61	Committee Memberships:
Director Since: 2018	Audit

Primary Occupation:
Former Managing Partner, PricewaterhouseCoopers
Description of Business Experience:	Skills and Qualifications:

Mr. Nearhos has over 35 years of experience with PricewaterhouseCoopers (PwC) providing assurance, business advisory and other services to clients across multiple industries, including technology, life sciences, telecom, and manufacturing. Before his retirement from PwC in June 2015, Mr. Nearhos was Market Managing Partner for PwC’s Northeast region, responsible for directing the strategy and operations of the firm’s Boston, Hartford, and Albany offices. During his tenure, he also served as the leader of PwC’s Northeast Assurance practice, a position he held from 2005 until 2008, and as a partner in PwC’s Assurance practice from 1989 to 2005. He currently serves on the board of directors of Eastern Bank, an independent, mutual bank providing banking, investment and insurance services, and Virtusa Corporation. Mr. Nearhos is one of our “audit committee financial experts.” Mr. Nearhos’s qualifications to serve on our Board of Directors include his strong accounting and financial expertise.
Leadership Corporate Governance Risk Management Finance and Accounting Mergers & Acquisitions Debt & Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
Virtusa Corporation (2016 - present)

Class II Directors - Serving a Term Ending in 2020:

Mark Aslett
Age: 51	Committee Memberships:
Director Since: 2007	Government Relations

Primary Occupation:
President and CEO, Mercury Systems
Description of Business Experience:	Skills and Qualifications:

Mr. Aslett has served as our President and Chief Executive Officer since November 2007. Prior to that, he was Chief Operating Officer and Chief Executive Officer of Enterasys Networks, a public technology company, from 2003 to 2006, and held various positions with Marconi plc and its affiliated companies, including Executive Vice President of Marketing, Vice President of Portfolio Management, and President of Marconi Communications—North America, from 1998 to 2002. Mr. Aslett served on the Board of Directors of Enterasys Networks from 2004 to 2006. He has also held positions at GEC Plessey Telecommunications, as well as other telecommunications-related technology firms. Mr. Aslett provides an insider’s perspective in Board discussions about the business and strategic direction of the Company with his detailed knowledge of the Company’s employees, customers, suppliers, business prospects, and markets.

Leadership Defense Industry Technology Industry Corporate Governance Risk Management Finance and Accounting Business Operations & Strategy Regulatory Talent Management Mergers & Acquisitions Debt and Equity Capital Markets

Other Public Company Directorships Held in the Last Five Years:
None

Mary Louise Krakauer
Age: 62	Committee Memberships:
Director Since: 2017	Compensation

Primary Occupation:
Former Executive, Dell and EMC
Description of Business Experience:	Skills and Qualifications:

Ms. Krakauer retired as the Executive Vice President, Chief Information Officer of Dell Corporation in 2017, where she was responsible for global IT, including all operations and integration activity. She served as the Executive Vice President, Chief Information Officer of EMC Corporation in 2016. Prior to that she served as EVP, Business Development, Global Enterprise Services for EMC Corporation during 2015 and as Executive Vice President, Global Human Resources for EMC Corporation from 2012 to 2015, where she was responsible for executive, leadership, and employee development, compensation and benefits, staffing, and all of the people-related aspects of acquisition integration. Previously, she held leadership roles at EMC Corporation, Hewlett-Packard Corporation, Compaq Computer Corporation, and Digital Equipment Corporation. She has been a director of Xilinx Inc., a publicly-traded adaptive and intelligent computing company, since 2017 and DXC Technology Co., a publicly-traded IT services company, since 2018. Ms. Krakauer’s qualifications to serve on our Board of Directors include her extensive executive experience in the technology industry, experience integrating acquired companies, and experience with leading the IT and HR functions of a public company.

Leadership Technology Industry Corporate Governance Risk Management Business Operations & Strategy Talent Management Mergers & Acquisitions
Other Public Company Directorships Held in the Last Five Years:
DXC Technology Co. (2018 - present)
Xilinx Inc. (2017 - present)

William K. O'Brien
Age: 75	Committee Memberships:
Director Since: 2008	Audit (Chair) M&A and Finance Nominating and Governance

Primary Occupation:
Former Executive Chairman, Enterasys Networks
Description of Business Experience:	Skills and Qualifications:

Mr. O’Brien served as Executive Chairman at Enterasys Networks, a public technology company, from 2003 until his retirement in 2006. He served as Chief Executive Officer of Enterasys from 2002 to 2004, and as a member of the Board of Directors of Enterasys from 2002 to 2006. Prior to working at Enterasys, he worked for PricewaterhouseCoopers where he held several different senior management positions. Mr. O’Brien had over 33 years of experience in auditing and professional services while at PricewaterhouseCoopers. He has been a director of Virtusa Corporation, a publicly-traded IT services and outsourcing company, since 2008. Mr. O’Brien is one of our “audit committee financial experts.” Mr. O’Brien’s qualifications to serve on our Board of Directors include his executive experience in the technology industry, including being the Chairman and Chief Executive Officer of a public technology company, and his strong accounting and financial expertise.

Leadership Technology Industry Corporate Governance Risk Management Finance and Accounting Business Operations & Strategy Mergers & Acquisitions Debt & Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
Virtusa Corporation (2008 - present)

Class III Director - Serving a Term Ending in 2021:

Vincent Vitto	Chairman of the Board
Age: 78	Committee Memberships:
Director Since: 2006	Compensation Government Relations M&A and Finance Nominating and Governance (Chair)

Primary Occupation:
Former President and CEO, The Charles Stark Draper Laboratory
Description of Business Experience:	Skills and Qualifications:

Mr. Vitto served as President and Chief Executive Officer of The Charles Stark Draper Laboratory, Inc., a research and development laboratory, from 1997 to his retirement in 2006. Prior to that, he spent 32 years of increasing responsibility at MIT Lincoln Laboratory, a research and development laboratory, rising to Assistant Director for Surface Surveillance and Communications. Mr. Vitto’s qualifications to serve on our Board of Directors include his exceptional understanding of defense technology, particularly related to surveillance and communications, and experience managing major defense research laboratories.

Leadership Defense Industry Technology Industry Corporate Governance Risk Management Business Operations & Strategy Regulatory Mergers & Acquisitions Talent Management
Other Public Company Directorships Held in the Last Five Years:
None

CORPORATE GOVERNANCE
Corporate Governance Highlights
Our commitment to good corporate governance stems from our belief that a strong governance framework creates long-term value for our shareholders, strengthens Board and management accountability, and builds trust in us and our brand. Our governance framework includes the following highlights:

Board and Governance Information		Board and Governance Information
Size of the Board of Directors	8	Board Meetings Held During Fiscal 2019	9
Number/ % of Independent Directors	7/ 88%	Poison Pill	No
Average Age of Directors	65	Proxy Access	No
Average Director Tenure	7 years	Code of Conduct Business Conduct and Ethics	Yes
Women Board Members	25%	Stock Ownership Guidelines: Directors & Executives	Yes
Classified Board of Directors	Yes	Anti-Hedging and Pledging Policies	Yes
Majority Voting in Director Elections	Yes	Compensation Clawback Policy	Yes
Plurality Voting in Contested Director Elections	Yes	Separate Chairman and CEO	Yes
Annual Board and Committee Self-Assessments	Yes	Ongoing Shareholder Outreach and Engagement	Yes
Annual Director Peer Assessments	Yes	Capital Structure with One Vote per Common Share	Yes
Limited Membership on Other Public Co Boards	Yes	Succession Planning Process for Senior Management	Yes
Board Committees are 100% Independent Directors	Yes (1)	Regular Executive Sessions without Management	Yes
(1) Each of the Audit Committee, Compensation Committee, Nominating and Governance Committee, and M&A and Finance Committee is comprised of 100% independent directors. We added our CEO to the Government Relations Committee as we believe his experience with our customers and markets adds value to the Committee.
Independence
The Board of Directors has determined that a majority of the members of the Board should consist of “independent directors,” determined in accordance with the applicable listing standards of the NASDAQ Global Select Market as in effect from time to time. Directors who are also Mercury employees are not considered to be independent for this purpose. For a non-employee director to be considered independent, he or she must not have any direct or indirect material relationship with Mercury. A material relationship is one which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining whether a material relationship exists, the Board considers, among other things, the circumstances of any direct compensation received by a director or a member of a director’s immediate family from Mercury, any professional relationship between a director or a member of a director’s immediate family and Mercury’s outside auditors, any participation by a Mercury executive officer in the compensation decisions of other companies employing a director or a member of a director’s immediate family as an executive officer, and commercial relationships between Mercury and other entities with which a director is affiliated (as an executive officer, partner, or controlling shareholder). The Board has determined that directors who serve on the Audit Committee must qualify as independent under the applicable rules of the Securities and Exchange Commission (“SEC”), which limit the types of compensation an Audit Committee member may receive directly or indirectly from Mercury and require that Audit Committee members not be “affiliated persons” of Mercury or its subsidiaries. In addition, the Board of Directors has determined that directors who serve on the Compensation Committee must satisfy the standards for being considered a “non-employee director” within the meaning of Securities and Exchange Commission Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.
Consistent with these considerations, the Board has determined that all of the members of the Board are independent directors, except Mr. Aslett, who is Mercury's President and Chief Executive Officer.
How are nominees for the Board selected?
Our Nominating and Governance Committee is responsible for identifying and recommending nominees for election to the Board. The Committee will consider nominees recommended by a shareholder if the shareholder submits the nomination in compliance with applicable requirements. The Committee did not receive any shareholder nominations for election of directors at this year’s meeting. With respect to the nominees for Class I director standing for election at the meeting, Messrs. Bass and Daniels were each most recently elected as a Class I director at the 2016 Annual Meeting of Shareholders and Ms. Disbrow was most recently elected as a Class I director at the 2017 Annual Meeting of Shareholders. With respect to the nominee for Class III director standing for election at the meeting, Mr. Nearhos was elected to the Board at a special Board of Directors meeting held on November 26, 2018.
    When considering a potential candidate for membership on the Board, the Nominating and Governance Committee will consider any criteria it deems appropriate, including, among other things, the experience and qualifications of any particular candidate as well as such candidate’s past or anticipated contributions to the Board and its committees. At a minimum, each nominee is expected to have high personal and professional integrity and demonstrated ability and judgment, and to be effective, with the other directors, in collectively serving the long-term interests of our shareholders. In addition to these minimum qualifications, when considering potential candidates for the Board, the Committee seeks to ensure that the Board is comprised of a majority of independent directors and that the committees of the Board, other than the Government Relations Committee, are comprised entirely of independent directors. The Nominating and Governance Committee may also consider any other standards that it deems appropriate, including whether a potential candidate has direct experience in our industry and whether such candidate, if elected, would assist in achieving a mix of directors that represents a diversity of backgrounds and experiences. In practice, the Committee generally will evaluate and consider all candidates recommended by our directors, officers, and shareholders. The Committee intends to consider shareholder recommendations for directors using the same criteria that would be used with potential nominees recommended by members of the Committee or others.
Shareholders who wish to submit director candidates for consideration should send such recommendations to our Secretary at our executive offices not less than, unless a lesser time period is required by applicable law, 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu of an annual meeting. Such recommendations must include the following information as to each person whom the shareholder proposes to nominate for election or reelection as a director:

•	the name and address of the shareholder and each of his or her nominees;

•	a description of all arrangements or understandings between the shareholder and each such nominee;

•	such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder; and

•	the consent of each nominee to serve as a Director if so elected.

In addition, such recommendations must include the following information as to each shareholder giving the notice:

•
the number of all shares of Mercury stock held of record, owned beneficially (directly or indirectly) and represented by proxy by such shareholder as of the date of such notice and as of one year prior to the date of such notice;

•
a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder;

•	a description of any derivative position held or beneficially held (directly or indirectly) by such shareholder with respect to Mercury stock;

•
a description of any proxy, contract, arrangement, understanding, or relationship between such shareholder and any other person or persons (including their names and addresses) in connection with the nomination or nominations to be made by such shareholder or pursuant to which such shareholder has a right to vote any Mercury stock; and

•
a description of any proportionate interest in Mercury stock or derivative positions with respect to Mercury held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in such a general partner.

We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director. Shareholders must also submit any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules. See also the information contained elsewhere in this proxy statement under the heading “Shareholder Proposals for the 2020 Annual Meeting.”

Can I communicate with Mercury’s directors?
Yes. Shareholders who wish to communicate with the Board or with a particular director may send a letter to Mercury Systems, Inc., 50 Minuteman Road, Andover, Massachusetts 01810, attention: Secretary. The mailing envelope should contain a clear notation that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors. Our Secretary will make copies of all such letters and circulate them to the appropriate director or directors.
What committees has the Board established?
The Board of Directors has standing Audit, Compensation, Nominating and Governance, M&A and Finance, and Government Relations Committees. As described above under the heading “Independence,” all of the members of the Audit, Compensation, Nominating and Governance, and M&A and Finance Committees are deemed to be independent directors. Each of our Board committees acts under a written charter, copies of which can be found on our website at www.mrcy.com on the “Investor Relations” page (which appears under the heading “About Us”) under “Corporate Governance.”
Audit Committee
The Audit Committee assists the Board in its oversight of management’s conduct of our accounting and financial reporting processes, including by providing oversight with respect to the financial reports and other financial information provided by our systems of internal accounting and financial controls, and the annual audit of our financial statements. The Audit Committee also reviews the qualifications, independence, and performance of our independent registered public accounting firm, pre-approves all audit and non-audit services provided by such firm and its fees, and discusses with management and our independent registered public accounting firm the quality and adequacy of our internal control over financial reporting. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also is responsible for reviewing and approving related-person transactions in accordance with our Code of Business Conduct and Ethics and the Audit Committee charter.
Compensation Committee
The Compensation Committee is responsible for:

•	setting the compensation of our executive officers;

•
reviewing and approving employment agreements, consulting arrangements, severance or retirement arrangements, and change-in-control arrangements or provisions covering any of our current or former executive officers;

•	overseeing the administration of our equity-based and other long-term incentive plans;

•	exercising any fiduciary, administrative, or other function assigned to the committee under any of our health, benefit, or welfare plans, including our 401(k) retirement savings plan;

•	reviewing the compensation and benefits for non-employee directors and making recommendations for any changes to our Board; and

•	overseeing the development and implementation of succession planning for our senior executives.
All of the independent directors on the Board annually review and approve our CEO’s corporate financial performance objectives, and evaluate the CEO’s performance in light of those goals and objectives. Based on the foregoing, the Compensation Committee sets the CEO’s compensation, including salary, target bonus, bonus and over-achievement payouts, and equity-based compensation, and any other special or supplemental benefits, which is then subject to ratification by a majority of the independent directors on our Board. Our CEO annually evaluates the contribution and performance of our other executive officers and provides input to the Compensation Committee, and the Compensation Committee sets their compensation. Our Senior Vice President, Chief Human Resources Officer and the Compensation Committee’s independent compensation consultant also make recommendations to the Compensation Committee regarding compensation for our executives.
The Compensation Committee may delegate to the Chief Executive Officer, the Chief Financial Officer, the General Counsel, and the Chief Human Resources Officer the authority to grant equity awards under our 2018 Stock Incentive Plan to individuals who are not subject to the reporting and other requirements of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The

Compensation Committee may also delegate the administration of the health, benefit, and welfare plans within the scope of its oversight to our human resources and finance departments and to outside service providers, as appropriate.
The Compensation Committee’s independent compensation consultant provides input to the Compensation Committee regarding compensation for non-employee directors. The Compensation Committee then recommends any changes in the compensation and benefits for non-employee directors to the full Board for its consideration and approval.
The Compensation Committee is authorized to obtain advice and assistance from independent compensation consultants, outside legal counsel, and other advisors as it deems appropriate, at our expense. The Compensation Committee has engaged outside consultants, which has been Mercer since 2018, to assist the Committee in applying our compensation philosophy for our executive officers and non-employee directors, analyzing current compensation conditions in the marketplace generally and among our peers specifically, and assessing the competitiveness and appropriateness of compensation levels for our executive officers. Representatives of Mercer periodically attend meetings of the Compensation Committee, both with and without members of management present, and interact with members of our human resources department with respect to its assessment of the compensation for our executive officers. In addition, at the direction of the Compensation Committee, Mercer may assist management in analyzing the compensation of our non-executive employees. Mercer’s services also include providing compensation survey data for non-employee directors, executives, and non-executive employees.
Nominating and Governance Committee
The Nominating and Governance Committee assists the Board in identifying individuals qualified to become Board members, and recommends to the Board persons to be nominated for election as directors by the shareholders at the annual meeting of shareholders or by the Board to fill vacancies. The Committee has recommended the nominees for election at the annual meeting. In addition, the Committee oversees the process by which the Board and Committees each assesses its effectiveness as well as the individual director peer assessment process. The Committee also reviews our Board of Directors Policy and the charters for each of the Committees of the Board of Directors.
M&A and Finance Committee
The M&A and Finance Committee assists the Board in reviewing and assessing M&A transactions. The Committee is comprised of at least three members, all independent directors, as appointed by the Board. The Board has delegated to the Committee the authority to approve the acquisition or disposition of any other company, or any division, business unit or line of business of Mercury, for a purchase price of up to $25 million. The Committee also serves as the pricing committee for any of the Company's capital markets activities.
Government Relations Committee
The Government Relations Committee, consisting of three or more members as appointed by the Board, assists the Board with the following functions:

•	identifying and evaluating global security, political, budgetary, regulatory and other issues, trends, opportunities, and challenges that could impact our business activities and performance;

•	making recommendations to continue to raise our visibility in the marketplace and awareness of our commercial business model, as well as our products and capabilities; and

•
making recommendations concerning our government relations activities, including our interactions with local, state and federal government on matters of impact to our business with the aim of enhancing our customer base.

In carrying out its duties and responsibilities, the Government Relations Committee has the authority to meet with and make inquiries of our employees as well as obtain advice and assistance from external advisors.

How often did the Board and Committees meet during fiscal 2019?
The Board of Directors met nine times during fiscal 2019. The table below reports information about the committees during fiscal 2019:

Name	Audit Committee(1)	Compensation Committee	Nominating and Governance Committee	M&A and Finance Committee	Government Relations Committee
Mark Aslett					X
James K. Bass	X			X
Michael A. Daniels		Chairman	X	Chairman
Lisa S. Disbrow	X				Chairman
Mary Louise Krakauer		X
Barry R. Nearhos	X
William K. O’Brien	Chairman		X	X
Vincent Vitto		X	Chairman	Alternate	X
Number of Meetings During Fiscal 2019	9	11	4	3	4

(1)	The Board has determined that each of Messrs. Bass, Nearhos, and O’Brien and Ms. Disbrow qualifies as an “audit committee financial expert” under Securities and Exchange Commission (SEC) rules.
All of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.
Our independent directors regularly meet in executive sessions outside the presence of management. The independent directors met four times during the last fiscal year in executive session without management present. All meetings, or portions of meetings, of the Board at which only independent directors were present were presided over by Mr. Vitto, our Chairman of the Board.
Does Mercury have a policy regarding director attendance at annual meetings of the shareholders?
Directors are encouraged to attend the annual meeting of shareholders, or special meeting in lieu thereof; however, we do not have a formal policy with respect to attendance at shareholder meetings. All of the directors then in office attended the 2018 annual meeting of shareholders.
Does Mercury have stock ownership guidelines for directors?
Each non-employee director is expected to own or control, directly or indirectly, shares of the Company's common stock equal to five times the value of the annual director cash retainer within five years of first becoming a non-employee director, or within five years of April 22, 2014, whichever is later. Each non-employee director is expected to retain such investment in the Company as long as he or she is a non-employee director. Exceptions to this stock ownership guideline may be approved from time to time by the Board as it deems necessary to address individual circumstances.
Does Mercury have stock ownership guidelines and holding requirements for its Chief Executive Officer?
The CEO is expected to own or control, directly or indirectly, shares of Mercury common stock with a value of at least five times the CEO’s base salary. The CEO is expected to meet this guideline within five years of first becoming CEO, or within five years of April 22, 2014, whichever is later, and is expected to retain such investment in the Company as long as he or she is the CEO. Prior to meeting the five times holding requirement per this guideline, after applicable tax withholding on the vesting of an equity award, the CEO is required to retain 50% of the net, after tax award until he or she is in compliance with the stock ownership guideline. Exceptions to this stock ownership guideline may be approved from time to time by the Board as it deems necessary to address individual circumstances. Mr. Aslett's holdings of our common stock satisfy the stock ownership guidelines.

Does Mercury have stock ownership guidelines and holding requirements for its executives who report to the Chief Executive Officer?
Each of the executives who report directly to the CEO is expected to own or control, directly or indirectly, shares of the Mercury common stock with a value of at least three times the individual’s base salary. Each such executive is expected to meet this guideline within five years of first becoming a direct report to the CEO, or within five years of January 22, 2019, whichever is later. Each such executive is expected to retain such investment in the Company as long as he or she is a direct report to the CEO. Prior to meeting the three times holding requirement per this guideline, after applicable tax withholding on the vesting of an equity award, the executive is required to retain 50% of the net, after tax award until he or she is in compliance with the stock ownership guideline. Exceptions to this stock ownership guideline may be approved from time to time by the Board as it deems necessary to address individual circumstances. Each of our executive's holdings of our common stock satisfy the stock ownership guidelines.
Does Mercury have a Code of Business Conduct and Ethics?
Yes. We have adopted a Code of Business Conduct and Ethics applicable to our officers, directors, and employees. This code is posted on our website at www.mrcy.com on the “Investor Relations” page under “Corporate Governance.” We intend to satisfy our disclosure requirements regarding any amendment to, or waiver of, a provision of our Code of Business Conduct and Ethics by disclosing such matters on our website. Shareholders may request a copy of our Code of Business Conduct and Ethics free of charge by writing to Mercury Systems, Inc., 50 Minuteman Road, Andover, Massachusetts 01810, attention: Secretary.
Does Mercury have a method for the anonymous reporting of accounting concerns?
Yes. Our Code of Business Conduct and Ethics includes a means for the anonymous reporting of any concerns about accounting, internal accounting controls, or auditing matters. Any employee, supplier, customer, shareholder, or other interested party can submit a report via the following anonymous methods:
•by telephone voicemail at 866-277-5739; or
•by submitting a complaint via the internet at www.whistleblowerservices.com/mrcy.
Does Mercury have a written policy governing related-person transactions?
Yes. We have adopted a written policy which provides for the review and approval by the Audit Committee of transactions involving Mercury in which a related person is known to have a direct or indirect interest and that are required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC. For purposes of this policy, a related person includes: (1) any of our directors, director nominees, or executive officers; (2) any known beneficial owner of more than 5% of any class of our voting securities; or (3) any immediate family member of any of the foregoing. In situations where it is impractical to wait until the next regularly scheduled meeting of the Audit Committee or to convene a special meeting of the Committee, the Chair of the Committee has been delegated authority to review and approve related-person transactions. Transactions subject to this policy may be pursued only if the Audit Committee (or the Chair of the Committee acting pursuant to delegated authority) determines in good faith that, based on all the facts and circumstances available, the transactions are in, or are not inconsistent with, the best interests of Mercury and our shareholders.
Does Mercury have a clawback policy?
Yes. We have adopted a clawback policy applicable to our executive officers. This policy is posted on our website at www.mrcy.com on the “Investor Relations” page under “Corporate Governance.” Pursuant to our policy, the Board of Directors shall, in all appropriate circumstances, require reimbursement of any annual incentive payment or long-term incentive payment to an executive officer where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the SEC; (2) the Board determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the executive based upon the restated financial results.
Does Mercury have a short sale and hedging policy?
Yes. Pursuant to our insider trading policy, no employee, executive officer, or director may at any time sell any securities of Mercury that are not owned by such person at the time of the sale. Also, no such employee, executive officer, or director may buy or sell puts, calls, or other derivative securities of Mercury at any time. In addition, no such employee, executive officer, or director may hold Mercury securities in a brokerage margin account.

Does Mercury have a shareholder rights agreement?
No, Mercury does not have a shareholder rights agreement or other "poison pill".
Does Mercury regularly engage with its shareholders?
Yes, corporate governance is a focus at Mercury. Our executive officers and the Board believe that shareholder engagement is an important component of our governance practices. We engage with shareholders on a variety of matters, such as corporate governance, executive compensation, and sustainability and have been responsive to the feedback provided by shareholders. Our shareholder engagement program is a year-round process that includes our annual investor day, our regular participation at investment conferences, and our engagement with shareholders on non-deal roadshows at which our executives regularly meet with shareholders.
How Does the Board of Directors Exercise Its Oversight of Risk?
Our Chief Executive Officer and senior management are principally responsible for risk identification, management, and mitigation. Our senior management engages in an enterprise risk management (“ERM”) process each fiscal year. The process consists of an annual assessment of risks and an ongoing review of risk mitigation efforts and assessment of new risk developments. At regularly scheduled Board meetings, our Senior Director of Internal Audit reviews the key risks identified in the ERM process and management’s plans for mitigating such risks. Our directors have the opportunity to evaluate such risks and mitigation plans, to ask questions of management regarding those risks and plans, and to offer their ideas and insights to management as to these and other perceived risks and the implementation of risk mitigation plans.
In addition to discussions at regular Board meetings, the Audit Committee focuses on risks related to accounting, internal controls, financial and tax reporting, and related-party transactions; the Compensation Committee focuses on risks associated with our executive compensation policies and practices and executive succession planning; the Nominating and Governance Committee focuses on risks associated with non-compliance with SEC and NASDAQ requirements for director independence and the implementation of our corporate governance policies; the M&A and Finance Committee focuses on risks related to our acquisition activities; and the Government Relations Committee focuses on risks to our business from governmental actions, including the defense budget and continuing budget resolutions.
How is the Leadership of the Board of Directors Structured and How Does this Leadership Structure Impact Risk Oversight?
Our Board Policy provides that the Chairman of the Board will be elected from among the independent directors, barring the Board’s specific determination otherwise. If, in its judgment the Board determines that election of a non-independent Chairman would best serve the Company at a particular time, such a Chairman would be excluded from executive sessions of the independent directors. In such case, a Lead Independent Director, as appointed from time to time, would preside over executive sessions and would perform such other duties as might be determined from time to time by the Board.
The Board has determined that having a separate Chairman and Chief Executive Officer is the most appropriate leadership structure for the Board of Directors at this time. However, the roles of Chairman and CEO may be filled by the same or different individuals. This allows the Board of Directors flexibility to determine whether the two roles should be combined in the future based upon the Company’s needs and the Board of Directors’ assessment of the Company’s leadership from time to time.
As discussed above, our Chief Executive Officer and senior management are principally responsible for risk identification, management, and mitigation through our ERM process. Our Chairman of the Board is responsible for providing leadership for the Board, including the Board’s evaluation of management’s ERM process.
The Board of Directors meets in executive session without management present at each quarterly Board meeting and the Audit Committee meets in executive session at each quarterly Committee meeting, as well as having regular executive sessions with our Senior Director of Internal Audit and our independent registered public accounting firm.
Do Our Compensation Programs Create a Reasonable Likelihood of Material Adverse Effects for the Company?
Our general employee compensation programs are substantially less weighted toward incentive compensation and equity awards than those for our executive officers. While managers below the executive officers do have incentive compensation tied to Company performance, and may receive equity awards in the form of restricted stock, the relative weight of their fixed salary compensation is much greater than for the executive officers. While some sales personnel are heavily dependent on sales-based commissions, the terms on which they may make sales are controlled by product line managers and corporate-level bookings and revenue recognition procedures overseen and administered by non-sales executives.
Although any compensation program can create incentives that may include an element of risk and prove to be inappropriate to future circumstances, or that may encourage behavior that proves to be risky for the organization, the Compensation Committee believes that our programs, for both executives and other employees, do not create a reasonable likelihood of material adverse effects for the Company. In reaching this conclusion, the Compensation Committee has considered the following:

•
Our compensation program consists of both fixed and variable components, as well as short and long-term performance measures. The fixed portion (i.e., base salary) provides a steady income to our employees regardless of the performance of our business or stock price. The variable portion (i.e., bonus and equity awards) is based upon our financial performance against short- and long-term objectives and multi-year time-based vesting criteria. This mix of compensation is designed to motivate our employees, including our executive officers, to produce superior short- and long-term corporate performance without taking unnecessary or excessive risks to the detriment of important business metrics.

•
For the variable portion of compensation, the executive bonus program is focused on profitability while the executive equity program awards have a mix of time-based and multi-year performance-based vesting. We believe that these programs provide a check on excessive risk taking because to inappropriately benefit one would be a detriment to the other. In addition, we prohibit all our executive officers from short selling Mercury stock or from buying or selling puts, calls, or other derivative securities related to Mercury stock. By prohibiting such hedging transactions our executives cannot insulate themselves from the effects of poor stock performance.

•
In order for any employee, including our executive officers, to be eligible for the corporate financial performance element of our bonus program, we must first achieve a certain level of profitability that is established by the Compensation Committee (we refer to this metric as “adjusted EBITDA”). We believe that focusing on profitability rather than other measures encourages a balanced approach to our performance and emphasizes consistent behavior across the organization.

•
Our executive bonus program payout is capped, as are our performance equity awards. We believe this mitigates excessive risk taking by limiting payouts even if we dramatically exceed our financial targets and other performance metrics.

•	Our bonus program has been structured around attaining a certain level of profitability for several years and we have seen no evidence that it encourages unnecessary or excessive risk taking.

The calculation of our adjusted EBITDA for the executive bonus program is reviewed and defined annually by our Compensation Committee and is designed to keep it from being susceptible to manipulation by any employee, including our named executive officers.

Does Mercury have a commitment to sustainability and provide information on its Environmental, Social, and Governance ("ESG") practices?

We discuss on our website, www.mrcy.com, under “Who We Are” and “Corporate Sustainability” our commitment to sustainability and our ESG practices.
Our Board of Directors and executives understand and embrace the importance to all of our primary stakeholders of environmental, social, and governance ("ESG") measurement and reporting. For a number of years, we have been addressing the aspects of ESG we believe have the greatest impact on our business, our stakeholders and value creation. As it relates to environment and sustainability, our initial priorities include: talent management and culture; responsible sourcing and operational excellence; cyber security; and environmental stewardship. We have also addressed a number of key governance principles that are considered best practice and will continue to advance in this area as well. Of our areas of focus, we are more advanced in developing talent management and culture and cyber security because these have the greatest potential to create - and the highest risk to destroy - value for Mercury and our shareholders. We are committed to continued progress in our efforts, results, and reporting accountability, and will add both to what we do and how we report these efforts over time.

For talent management and culture, we invest in the professional development of our team members, hiring and retaining a diverse workforce. We are committed to ongoing employee training in critical compliance areas including business ethics, export rules, and our culture of integrity. We adhere to high ethical and security standards and operating with integrity is a foundation of our culture and values. We disclose in the Corporate Sustainability section of our website gender, racial and ethnicity data, our voluntary and involuntary termination rates, and our OSHA injury rates. In 2018, we engaged an internationally known human resources consulting firm to conduct an assessment to determine whether gender has a significant impact on pay levels across the organization for our U.S. employees. That assessment found that women - all else equal - are paid approximately 4% less than men. While this pay gap is not unusual in the technology industry, we have been proactively working to address it and initiated a process to provide pay adjustments for women, with adjustments based on the statistically derived recommendations from our outside HR consultant. Based on these adjustments, we believe we have lowered the gender pay gap to approximately 2%.

The layers of cyber security we have built into our business systems and incorporated into our processes help ensure the critical data that drives the development of customer solutions is secure and protects our employees’ personal information. Our good work has been recognized and we remain committed to modeling industry best practices. We have deployed and have been relying upon a best in class industrial security program as evidenced by superior ratings from the U.S. Defense Counterintelligence and Security Agency (DCSA). Two of our sites were recognized with the James Cogswell award; less than 1% of the 12,000+ cleared contractors receive this award annually.

Responsible sourcing and operational excellence are an integral part of value creation. We work with all our suppliers to ensure that we all adhere to an equal and high standard of sustainability and ethical principles. We provide opportunities for small businesses to engage with us as we support our customers in the aerospace, defense and intelligence markets. We work closely with many categories of small businesses, including small disadvantaged, women-owned, veteran-owned, service-disabled veteran-owned and historically underutilized business zone (HUBZone) companies.

As a technology company, we have relatively limited exposure to environmental stewardship risks in our operations. We are committed to promoting environmental stewardship and introducing innovative processes and technologies that improve our efforts, including quantifying and disclosing our environmental impact along with our efforts to maximize future generations’ ability to live, work and play in our shared natural environment. We now disclose in the Corporate Sustainability section of our website our energy and water usage at our U.S. facilities, including our scope 2 greenhouse gas (GHG) emissions for indirect emissions from the generation of purchased energy.

Our executive leadership team reviews our ESG efforts and the Compensation Committee of the Board of Directors reviews our ESG disclosure with a view toward how our efforts help attract and retain employee talent, including our culture and values as well as how we demonstrate our commitment to good corporate citizenship.

Please see the Corporate Sustainability section of our website, www.mrcy.com, under "Who We Are" for detailed disclosures on our commitment to sustainability and ESG practices. Information contained on our website does not constitute part of this proxy statement or our annual report on Form 10-K.

DIRECTOR COMPENSATION
How are the directors compensated?
The Compensation Committee performs an annual review of non-employee director compensation. Our director compensation philosophy is to provide our non-employee directors with competitive compensation. Our compensation philosophy is intended to offer compensation that attracts highly qualified non-employee directors and retain the leadership and skills necessary to build long-term shareholder value.
Cash Compensation for Non-Employee Directors for Fiscal 2019
Directors who are also our employees receive no additional compensation for serving on the Board of Directors. During fiscal 2019, our non-employee directors received an annual cash retainer of $55,000 and the following positions received additional cash retainers:

Independent Chairman of the Board	$45,000 per annum
Chairman of the Audit Committee	25,000 per annum
Chairman of the Compensation Committee	20,000 per annum
Chairman of the Nominating and Governance Committee	12,000 per annum
Chairman of the Government Relations Committee	12,000 per annum
Chairman of the M&A and Finance Committee	12,000 per annum
All of these retainers are paid in cash in quarterly installments. Directors are also reimbursed for their reasonable expenses incurred in connection with attendance at Board and committee meetings.
Equity Compensation for Non-Employee Directors for Fiscal 2019
New non-employee directors are granted restricted stock awards in connection with their first election to the Board. These awards are granted by the Board of Directors and consist of shares of restricted stock for the number of shares of common stock equal to $225,000 divided by the average closing price of our common stock during the 30 calendar days prior to the date of grant. These awards vest as to 50% of the covered shares on each of the first two anniversaries of the date of grant.

Non-employee directors also receive annual restricted stock awards for the number of shares of common stock equal to $150,000 divided by the average closing price of our common stock during the 30 calendar days prior to the date of grant. These awards vest as to 50% of the covered shares on the date of grant and as to the remaining covered shares on the first anniversary of the date of grant.

Non-employee directors will not be eligible to receive an annual restricted stock award for the fiscal year in which they are first elected. Non-employee directors who are first elected to the Board during the first half of our fiscal year will be eligible to receive an annual restricted stock award for the next fiscal year; otherwise, non-employee directors will not be eligible to receive their first annual restricted stock award until the second fiscal year following the fiscal year in which they are first elected to the Board.

Cash and Equity Compensation for Non-Employee Directors for Fiscal 2020
The Compensation Committee, with the assistance of the Committee's independent compensation consultant, performed its annual review of the Company's compensation for non-employee directors. Based on market data, including data for our peer group, the Compensation Committee recommended, and the Board of Directors approved, the following changes to the compensation policy for non-employee directors effective for fiscal 2020:

•an increase in the annual cash retainer for non-employee directors from $55,000 to $60,000; and

•
the vesting of annual restricted stock awards for non-employee directors would change from 50% vesting on the grant date and 50% vesting on the first anniversary of the grant date to 100% vesting on the first anniversary of the grant date.

How were the non-employee directors compensated for fiscal 2019?
The compensation paid to the non-employee members of the Board of Directors with respect to fiscal 2019 was as follows:
Non-Employee Director Compensation—Fiscal 2019

Name	Fees Earned	Restricted Stock Awards ($)(1)	Total
James K. Bass	$55,000	$131,008	$186,008
Michael A. Daniels	78,000	131,008	209,008
Lisa S. Disbrow	67,000	131,008	198,008
Mary Louise Krakauer	55,000	131,008	186,008
George K. Muellner (2)	50,250	155,908	206,158
Barry R. Nearhos (3)	41,250	220,490	261,740
William K. O’Brien	80,000	131,008	211,008
Vincent Vitto	112,000	131,008	243,008

(1)
This column represents the grant date fair value of restricted stock awards for fiscal 2019 in accordance with FASB ASC Topic 718. The grant date fair value of the restricted stock awards granted to non-employee directors in fiscal 2018 has been calculated by multiplying the number of shares granted by the closing price of our common stock as reported on the NASDAQ Global Select Market on the date of grant.

(2)	Mr. Muellner passed away on February 11, 2019 and the amounts above reflect a partial year of cash retainer payments.

(3)	Mr. Nearhos was elected to the Board of Directors on November 26, 2018 and the amounts above reflect a new director restricted stock award and a partial year of cash retainer payments.
The aggregate number of unvested restricted stock awards outstanding for each non-employee director at June 30, 2019 was as follows:

Name	Aggregate Unvested Restricted Stock Awards (# of shares)
James K. Bass	1,446
Michael A. Daniels	1,446
Lisa S. Disbrow	3,977
Mary Louise Krakauer	3,977
Barry R. Nearhos	4,584
William K. O’Brien	1,446
Vincent Vitto	1,446

EQUITY COMPENSATION PLANS
The following table sets forth information as of June 30, 2019 with respect to existing compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders (2)	3,503	(3)	$5.520	3,630,095	(4)
Equity compensation plans not approved by shareholders	—		—	—
TOTAL	3,503		$5.520	3,630,095

(1)	Does not include outstanding unvested restricted stock awards.

(2)	Consists of our 2018 Stock Incentive Plan, as amended and restated (“2018 Plan”) and our 1997 Employee Stock Purchase Plan, as amended and restated (“ESPP”).

(3)	Does not include purchase rights under the ESPP, as the purchase price and number of shares to be purchased is not determined until the end of the relevant purchase period.

(4)	Includes 118,007 shares available for future issuance under the ESPP and 3,512,088 shares available for future issuance under the 2018 Plan.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.
As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals, which should result in increased value for our shareholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
Required Vote
This vote is advisory, which means that the vote on executive compensation is not binding on us, our Board of Directors, or the Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. To the extent there is a significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our shareholders’ concerns.
The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 2.
Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.”
Recommendation
The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending June 26, 2020. We are asking shareholders to ratify this appointment. Although ratification by shareholders is not required by law or by our by-laws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of Mercury and our shareholders. If our shareholders do not ratify the selection of KPMG, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.
Representatives of KPMG will attend the annual meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer questions from shareholders.
Required Vote
Approval of the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2020 requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” approval of the ratification of the appointment.
Recommendation
The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2020.

VOTING SECURITIES
Who owns more than 5% of our stock?
On August 19, 2019, there were 55,466,500 shares of our common stock outstanding. On that date, to our knowledge, there were two shareholders who owned beneficially more than 5% of our common stock. The table below contains information, as of the dates noted below, regarding the beneficial ownership of these persons or entities. The “Percent of Class” was calculated using the number of shares of our common stock outstanding as of August 19, 2019. Unless otherwise indicated, we believe that each of the persons or entities listed below has sole voting and investment power with respect to all of the shares of common stock indicated.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc. (1)	8,397,174	15.1%
The Vanguard Group (2)	5,589,124	10.1

(1)
Based on a Schedule 13G/A filed by Black Rock, Inc. with the SEC on January 29, 2019, reporting beneficial ownership as of December 31, 2018. The reporting entity’s address is 55 East 52nd Street, New York, New York 10022.

(2)
Based on a Schedule 13G/A filed by Vanguard Group, Inc. with the SEC on August 9, 2019, reporting beneficial ownership as of July 31, 2019. The reporting entity’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

How much stock does each of Mercury’s directors and executive officers own?
The following information is furnished as of August 19, 2019, with respect to common stock beneficially owned by: (1) our directors (including our chief executive officer); (2) our chief financial officer and the three most highly compensated executive officers other than the chief executive officer and the chief financial officer; and (3) all directors and executive officers as a group. Unless otherwise indicated, the individuals named below held sole voting and investment power over the shares listed.

Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned (1)	Percent of Class (1)
Mark Aslett (2)	372,313	**
James K. Bass (3)	70,619	**
Michael A. Daniels (4)	75,437	**
Lisa S. Disbrow (5)	7,955	**
Mary Louise Krakauer (6)	7,955	**
Barry R. Nearhos (7)	4,584	**
William K. O’Brien (8)	59,915	**
Vincent Vitto (9)	82,431	**
Christopher C. Cambria (10)	77,152	**
Michael D. Ruppert (11)	138,752	**
Didier M.C. Thibaud (12)	292,365	**
All directors and executive officers as a group (11 persons) (13)	1,189,478	2.1%
 * The address for each director and executive officer is c/o Mercury Systems, Inc., 50 Minuteman Road, Andover, Massachusetts 01810.
** Less than 1.0%.

(1)
The number and percent of the shares of common stock with respect to each beneficial owner are calculated by assuming that all shares which may be acquired by such person within 60 days of August 19, 2019 are outstanding.

(2)
Includes (a) 255,120 shares owned by Mr. Aslett individually; and (b) 117,193 restricted shares awarded to Mr. Aslett under our stock-based plans (as to which Mr. Aslett has sole voting power, but which are subject to restrictions on transfer).

(3)
Includes (a) 69,173 shares owned by Mr. Bass individually; and (b) 1,446 restricted shares awarded to Mr. Bass under our stock-based plans (as to which Mr. Bass has sole voting power, but which are subject to restrictions on transfer).

(4)
Includes (a) 73,991 shares owned by Mr. Daniels individually; and (b) 1,446 restricted shares awarded to Mr. Daniels under our stock-based plans (as to which Mr. Daniels has sole voting power, but which are subject to restrictions on transfer).

(5)
Includes (a) 6,509 shares owned by Ms. Disbrow individually; and (b) 1,446 restricted shares awarded to Ms. Disbrow under our stock-based plans (as to which Ms. Disbrow has sole voting power, but which are subject to restrictions on transfer).

(6)
Includes (a) 6,509 shares owned by Ms. Krakauer individually; and (b) 1,446 restricted shares awarded to Ms. Krakauer under our stock-based plans (as to which Ms. Krakauer has sole voting power, but which are subject to restrictions on transfer).

(7)	Includes 4,584 restricted shares awarded to Mr. Nearhos under our stock-based plans (as to which Mr. Nearhos has sole voting power, but which are subject to restrictions on transfer).

(8)
Includes (a) 58,469 shares owned by family trusts controlled by Mr. O’Brien; and (b) 1,446 restricted shares awarded to Mr. O’Brien under our stock-based plans (as to which Mr. O’Brien has sole voting power, but which are subject to restrictions on transfer).

(9)
Includes (a) 80,985 shares owned by Mr. Vitto individually; and (b) 1,446 restricted shares awarded to Mr. Vitto under our stock-based plans (as to which Mr. Vitto has sole voting power, but which are subject to restrictions on transfer).

(10)
Includes (a) 45,005 shares owned by Mr. Cambria individually; and (b) 32,147 restricted shares awarded to Mr. Cambria under our stock-based plans (as to which Mr. Cambria has sole voting power, but which are subject to restrictions on transfer).

(11)
Includes (a) 83,419 shares owned by Mr. Ruppert individually; and (b) 55,333 restricted shares awarded to Mr. Ruppert under our stock-based plans (as to which Mr. Ruppert has sole voting power, but which are subject to restrictions on transfer).

(12)
Includes (a) 244,996 shares owned by Mr. Thibaud individually; and (b) 47,369 restricted shares awarded to Mr. Thibaud under our stock-based plans (as to which Mr. Thibaud has sole voting power, but which are subject to restrictions on transfer).

(13)
Includes (a) 924,176 shares owned by directors and executive officers individually; and (b) 265,302 restricted shares awarded to the directors and executive officers under our stock-based plans (as to which each has sole voting power, but which are subject to restrictions on transfer).

EXECUTIVE OFFICERS
Who are Mercury’s executive officers?
The following persons are our executive officers:

Name	Age	Position
Mark Aslett	51	President and Chief Executive Officer
Christopher C. Cambria	61	Executive Vice President, General Counsel, and Secretary
Michael D. Ruppert	45	Executive Vice President, Chief Financial Officer, and Treasurer
Didier M.C. Thibaud	58	Executive Vice President, Chief Operating Officer
Our executive officers are appointed to office by the Board of Directors at the first board meeting following the Annual Meeting of Shareholders or at other board meetings as appropriate, and hold office until the first board meeting following the next Annual Meeting of Shareholders and until a successor is chosen, subject to prior death, resignation or removal. Information regarding our executive officers as of the date of filing of this proxy statement is presented below.

Mark Aslett

Mark Aslett joined Mercury in 2007 and has served as the President and Chief Executive Officer and as a member of the Board since 2007. Prior to joining Mercury, he was Chief Operating Officer and Chief Executive Officer of Enterasys Networks from 2003 to 2006, and held various positions with Marconi plc and its affiliated companies, including Executive Vice President of Marketing, Vice President of Portfolio Management, and President of Marconi Communications-North America, from 1998 to 2002. Mr. Aslett has also held positions at GEC Plessey Telecommunications, as well as other telecommunications-related technology firms.

Christopher C. Cambria

Christopher C. Cambria joined Mercury in 2016 as Senior Vice President, General Counsel, and Secretary and was appointed Executive Vice President, General Counsel, and Secretary in 2017. Prior to joining Mercury, he was Vice President, General Counsel, and Secretary of Aerojet Rocketdyne Holdings, Inc. from 2012 to 2016 and Vice President, General Counsel from 2011 to 2012. He was with L-3 Communications Holdings, Inc. from 1997 through 2009 serving as Senior Vice President and Senior Counsel, Mergers and Acquisitions from 2006 to 2009, Senior Vice President, Secretary and General Counsel from 2001 to 2006, and Vice President, General Counsel and Secretary from 1997 to 2001. Prior to L-3, Mr. Cambria was an Associate with Fried, Frank, Harris, Shriver & Jacobson and Cravath, Swaine & Moore.

Michael D. Ruppert

Michael D. Ruppert joined Mercury in 2014 as Senior Vice President, Strategy and Corporate Development and in 2017 was named Executive Vice President, Strategy and Corporate Development. In 2018 Mr. Ruppert was appointed the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining Mercury, from 2013 to 2014, Mr. Ruppert was Co-Founder and Managing Partner of RS Partners, LLC, a boutique advisory firm focused on the aerospace & defense industries. Prior to that, he was a Managing Director at UBS Investment Bank where he led the defense investment banking practice from 2011 to 2013. Mr. Ruppert also held positions in the investment banking divisions at Lazard Freres & Co from 2008 to 2011 and at Lehman Brothers from 2000 to 2008.

Didier M.C. Thibaud

Didier M.C. Thibaud joined Mercury in 1995, and has served as our Executive Vice President, Chief Operating Officer since 2016. He served as the President of our Mercury Commercial Electronics business unit from 2012 to 2016 and the President of our Advanced Computing Solutions business unit from 2007 to 2012. Prior to that, he was Senior Vice President, Defense & Commercial Businesses from 2005 to 2007 and Vice President and General Manager, Imaging and Visualization Solutions Group, from 2000 to 2005 and served in various capacities in sales and marketing from 1995 to 2000.

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2019 Business Performance Highlights
Fiscal 2019 was another successful year. We set records for bookings, backlog, revenue, adjusted EBITDA, adjusted EPS, and free cash flow. We invested organically in the business for future growth, improved our performance in operations and manufacturing, completed four acquisitions, and made solid progress integrating previously acquired businesses.
Our total revenue for fiscal 2019 grew 33% year-over-year to a new company record of $655 million. Organic revenue, excluding recent acquisitions, was up 12%. Bookings increased 39% to $783 million - our fifth straight record. Year-end backlog increased 40% to a record $625 million, positioning us to continue delivering above industry average growth in fiscal 2020.
GAAP net income increased 14% year-over-year in fiscal 2019 as operating leverage continued to improve. Adjusted EBITDA grew 27% to a record $145 million. Free cash flow, defined as operating cash flow less capital expenditures, was up 151%. We concluded fiscal 2019 with a cash balance of $258 million, up from $67 million a year earlier, and zero debt.
Fiscal 2019 was highly successful from an operational perspective. Over the past five years we have strategically focused our growth investments on building out our internal domestic manufacturing capabilities. Now, we have begun a multi-year journey to improve both working capital efficiencies and the manufacturing operations themselves.
These operations include our West Coast RF manufacturing locations, where we expect to complete the consolidation activity in the first half of fiscal 2020. They also include our advanced microelectronics center in Phoenix, Arizona, where we completed the build-out of our trusted digital surface mount technology (SMT) manufacturing capability and have insourced the manufacturing of our secure processing product line.
Our Phoenix, Arizona facility is also a trusted custom microelectronics manufacturing facility in addition to a digital SMT facility. We are planning to make additional capital investments in this part of the business in fiscal years 2020 and 2021. Our goal is to become the leading conduit for the silicon innovation now occurring in the high-tech commercial world for use inside the defense industry. We believe this opportunity has significant long-term potential for Mercury from an innovation and financial perspective, as well as for the defense industry.
Seeking to supplement our high level of organic growth with smart, strategic M&A, we continue to be successful acquiring and rapidly integrating businesses that fit well with our strategy. Our fiscal 2019 acquisitions included Germane Systems, GECO Avionics, the Athena Group, and Syntonic Microwave. In July 2019, we announced an agreement to acquire American Panel Corporation (APC), which we anticipate will close in the first quarter of fiscal 2020.
Acquiring APC is the latest step forward in our plan to build out an industry-leading business in the Command, Control, Communications, Computers and Intelligence (C4I) market. Our C4I strategy is focused on continuing to expand our rugged secure server business, while also building out new capabilities related to mission computing and avionics processing. This new business consists of the previously acquired CES, Richland Technologies, and GECO Avionics businesses, and soon APC. With APC, we will have completed five acquisitions in the past 12 months totaling $228 million of capital. Over the past five years, we have deployed more than $800 million in 11 transactions. After reloading the balance sheet with a $455 million follow-on common stock offering late in fiscal 2019, we have ample financial capacity for future growth investments, organically and through M&A.
We remain confident that we can achieve the high end of our adjusted EBITDA target model over time by continuing to execute our plans in five areas:

•	deliver robust organic revenue growth, supplemented by growth from acquisitions;

•	invest in new technologies, in our manufacturing assets and business systems, and in our people;

•	enhance margins and drive working capital efficiencies through manufacturing insourcing and performance improvement;

•	create stronger operating leverage in the business by growing revenue faster than expenses; and

•	fully integrate acquired businesses to generate cost and revenue synergies.

This strategy, which has been so successful over the past five years, should produce strong financial results and significant value for our shareholders in the coming fiscal year and over the longer term. Our model of strong margins and high organic revenue growth, supplemented with disciplined M&A and full acquisition integration, is working well.

Executive Compensation Highlights and Alignment of Compensation with Business Strategy
Pay for Performance

Our executive compensation program is designed to motivate, engage, and retain a talented leadership team and to appropriately reward them for their contributions to our business. Our performance framework consists of a combination of financial performance measures that provide a balance between short-term results and drivers of long-term value. We provide our executive officers with three primary elements of pay: base salary; a performance cash bonus opportunity; and long-term equity incentive compensation. By placing a substantial majority of our executives’ compensation at risk through performance-based variable compensation, we align our compensation program with our business strategy. The following charts show the pay mix for our CEO and our other named executive officers for fiscal 2019.

Actual CEO Compensation Fiscal 2019        Actual Other NEO Compensation Fiscal 2019
Performance-based variable compensation accounted for 85% and 77% of total compensation for our CEO and other named executive officers, respectively, for fiscal 2019. The foregoing percentages were calculated using the salary, annual cash bonuses, and the grant date fair value of equity awards as reported for fiscal 2019 in the Summary Compensation and Grants of Plan-Based Awards Tables below. All other compensation for our named executive officers for fiscal 2019, which consisted of a $4,000 allowance for tax and financial planning for executives, and a 401(k) match which is available to all employees, amounted to less than 1% of total compensation for named executive officers and is not reflected in the table above due to rounding. For fiscal 2019, all other compensation for our non-CEO named executive officers in the pie chart above excludes the relocation costs paid by us for Mr. Ruppert's relocation to our headquarters in Andover, MA.

Executive Bonus Program

For our fiscal 2019 executive bonus program, 100% of the total value was based on our achieving corporate financial performance objectives. Our fiscal 2019 executive bonus plan was split into two halves, with specific financial performance targets addressing the first half and the second half of the fiscal year. We used two semi-annual performance periods with two different performance targets in order to align our cash incentive program with our strategic operating plan ("SOP") review and midyear SOP update. We determined the potential total size of the annual cash incentive bonuses at the beginning of the fiscal year as well as set the first half financial performance target, and then set the second half and full year performance target in connection with our midyear SOP update. Potential over-achievement awards were based on exceeding the sum of the two half year corporate financial performance objectives. Our executive officers earned payouts at 100% of each of the first half and second half target corporate financial performance bonuses for fiscal 2019 as well as an 11.6% over-achievement bonus for the full fiscal year.

Executive Equity Awards

Each fiscal 2019 annual restricted stock award for our named executive officers was 50% performance-based vesting and 50% time-based vesting. For the time-based vesting half of the fiscal 2019 annual awards, one-third vests on each of the first three anniversaries of the grant date. For the performance-based vesting half of the fiscal 2019 annual awards, the awards vest based on relative performance to our peer group for the three-year period ending in fiscal 2021. For fiscal 2019, we used two relative performance metrics for the performance-based awards: (i) a ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage, percentile ranked relative to our peer group (25% weighting).

Compensation Governance and Best Practices

What We Do
Provide short-term and long-term incentive plans with performance targets aligned to business objectives
Conduct an annual advisory vote for shareholders to approve executive compensation
Maintain a Compensation Committee composed entirely of independent directors
Require stock ownership for all executives
Conduct regular shareholder outreach and engagement
Retain an independent executive compensation consultant to the Compensation Committee
Maintain an insider trading policy requiring executives and directors to trade only during established window periods after contacting our General Counsel prior to any sales or purchases of Mercury shares

Use only double trigger change in control agreements for executives
Maintain a clawback policy for actions that result in a financial restatement

What We Don't Do
Provide gross-up payments to cover personal income taxes or excise taxes pertaining to executive or severance benefits
Allow employees, executives, and directors to engage in hedging or pledging of Mercury shares
Reward excessive, inappropriate, or unnecessary risk-taking
Allow the repricing or backdating of equity awards
Provide pension plans or supplemental executive retirement plans
Compensation Philosophy and Objectives

Mercury is a high-performing, results-driven organization made up of talented people:

•	who are engaged, developed, challenged to achieve their full potential;

•	who are aligned to aggressive personal and business objectives; and

•	who are rewarded for their contribution to the achievement of Mercury’s goals, as a leading commercial provider of secure sensor and safety-critical mission processing subsystems.

Total compensation is designed to reward employees who share Mercury’s values and achieve outstanding results in our high-performance organization. Paying for performance is the guiding principle of Mercury’s total compensation strategy. Our pay for performance strategy is aligned with the interests of our shareholders, with the ultimate goal of driving, improving, and enhancing shareholder value.

Mercury’s intent is to deliver actual total compensation that is aligned with our performance and that is competitive with technology and aerospace and defense peer companies that we compete with for talent. We pay salaries and all incentives aligned with the market for strong performance. Our headquarters is located in the greater Boston area, where competition for talent is particularly intense for executives with the experience and aptitude to motivate and lead engineers in designing, developing, and managing new subsystems, as well as qualified sales and operations personnel familiar with the unique requirements of the A&D industry.
Say-On-Pay Shareholder Vote Results

We have held an annual non-binding advisory vote on the compensation of our named executive officers in our proxy statements since our 2011 annual meeting of shareholders. The following table shows the percentage of shareholder approval for the compensation of our named executive officers for the past five years:

Historical Say-On-Pay Vote Results
% Voted For	89.48%	97.54%	97.38%	99.39%	83.24%
Year	2014	2015	2016	2017	2018

As shown in this table, at our 2018 annual meeting of shareholders, the most recent non-binding shareholder vote on the compensation of our named executive officers, 83.24% of the votes cast by our shareholders were voted in favor of the compensation of our named executive officers.

The Compensation Committee was cognizant of this shareholder support of our compensation philosophy and objectives when evaluating our executive compensation policies and practices throughout fiscal 2019. Accordingly, and as a result of the favorable say-on-pay vote, the Compensation Committee continued its general approach to executive compensation, emphasizing performance-based compensation with one change for fiscal 2019 so that executives did not receive an acquisition integration performance restricted stock award in fiscal 2019 as certain executives had received in fiscal 2017 and 2018.

The Board of Directors has adopted a policy providing for an annual advisory vote on the compensation of our named executive officers. This policy is consistent with our shareholders’ preference as expressed at our 2017 annual meeting of shareholders on the frequency of holding future advisory votes on the compensation of our named executive officers.
How We Determine Executive Compensation
The Compensation Committee has responsibility for our executive compensation philosophy and the overall design of our executive compensation programs. The Compensation Committee is primarily responsible for setting executive compensation, which in the case of our CEO, is subject to ratification by a majority of the independent directors on the Board. Information about the Compensation Committee, including its composition, responsibilities, and processes, can be found earlier in this proxy statement under “Corporate Governance—What committees has the Board established? – Compensation Committee.”
The compensation of our executive officers is reviewed and approved by the Compensation Committee (with ratification of the CEO’s compensation by a majority of the independent directors on the Board). The Compensation Committee analyzes all elements of compensation separately and in the aggregate. In addition to evaluating our executives’ contribution and performance in light of corporate financial performance objectives, we also base our compensation decisions on market considerations. The Compensation Committee benchmarks our cash and equity incentive compensation against programs available to employees in comparable roles at peer group companies and the Radford Global Technology Survey.
The Compensation Committee has engaged the services of Mercer as an independent compensation consultant. Mercer assists the Compensation Committee in, among other things, applying our compensation philosophy for our executive officers and non-employee directors, analyzing current compensation conditions in the marketplace generally and among our peers specifically, and assessing the competitiveness and appropriateness of compensation levels for our executive officers. Representatives of Mercer periodically attend meetings of the Compensation Committee, both with and without members of management present, and interact with members of our human resources department with respect to its assessment of the compensation for our executive officers. In addition, Mercer may assist management in analyzing the compensation of our non-executive employees. For fiscal 2019, Mercer’s services included providing compensation survey data for non-employee directors, executives, and non-executive employees. The Compensation Committee's expenditures for Mercer were $121,987 for fiscal 2019. For fiscal 2019, our human resources department expended $162,227 for Mercer market surveys for non-executive employees and selected job matches to market requests and other non-executive compensation related work.
In connection with its benchmarking efforts, the Compensation Committee uses data included in the Radford Global Technology Survey and also specific peer group data. The Compensation Committee annually reviews the companies included in our peer group and adds or removes companies as necessary to ensure that the peer group comparisons are meaningful.
Data with respect to the peer group listed below and the Radford Global Technology Survey was considered by the Compensation Committee in determining the base compensation, bonus targets, and the equity awards for fiscal 2019.

ADTRAN, Inc.	Cray, Inc.	MKS Instruments, Inc.
AeroVironment, Inc.	Digi International Inc.	Netgear Inc.
Analogic Corporation	Ducommun Incorporated	NetScout Systems, Inc.
Astronics Corporation	Novanta Inc. (fka GSI Group Inc.)	Progress Software Corporation
Brooks Automation, Inc.	Infinera Corporation	Qualys, Inc.
CalAmp Corp.	iRobot Corporation	Sparton Corp.
Cognex Corporation	Kratos Defense & Security Solutions, Inc.	Vicor Corp.
Comtech Telecommunications Corp.	M/A-COM Technology Solutions Holdings, Inc.

During fiscal 2019, Mercer assisted us in reviewing our peer group. We retained the same peer group with the following exceptions: we removed AeroVironment, Inc., Analogic Corporation, CalAmp Corp., Digi International Inc., Progress Software Corporation, Qualys, Inc., Sparton Corp, and Vicor Corp. and we added CTS Corp., Diodes, Inc., II-VI Inc., Methode Electronics, OSI Systems, Inc., Ribbon Communications, Inc. and Rogers Corp. We removed Analogic Corporation and Sparton Corp. from our peer group due to M&A transactions involving those companies and we otherwise updated our peer group to create an overall peer group that was a better fit for our financial profile.

Data with respect to the updated peer group listed below and the Radford Global Technology Survey was considered by the Compensation Committee in determining the base compensation, bonus targets, and the equity awards for fiscal 2020.

ADTRAN, Inc.	Ducommun Incorporated	Netgear Inc.
Astronics Corporation	II-VI Inc.	NetScout Systems, Inc.
Brooks Automation, Inc.	Infinera Corporation	Novanta Inc.
Cognex Corporation	iRobot Corporation	OSI Systems, Inc.
Comtech Telecommunications Corp.	Kratos Defense & Security Solutions, Inc.	Ribbon Communications, Inc.
Cray, Inc.	M/A-COM Technology Solutions Holdings, Inc.	Rogers Corp.
CTS Corp.	Methode Electronics, Inc.
Diodes Inc.	MKS Instruments, Inc.
In selecting our peer group, the Compensation Committee focused on company size (as indicated by revenue, number of employees, and market capitalization) and on creating a balanced and blended mix of companies in the defense and technology sectors. The Compensation Committee included technology companies in our peer group given our business model and financial profile is more aligned with technology companies than defense companies and because we most often compete with technology companies for executive and senior management talent. In addition, if the Compensation Committee had chosen purely defense companies for our peer group, our performance versus the peer group could conceivably be at the high end of the range.
In particular, the Compensation Committee reviewed the following elements of compensation against the benchmarking data:

•	base salary;

•	target bonus;

•	total target cash compensation (i.e., base salary plus target bonus);

•	target long-term incentive compensation, which consists of equity awards; and

•	target total direct compensation (i.e., target cash plus target long-term incentive compensation).
Each such element of compensation was compared to peer group data. The peer group used for fiscal 2019 had revenues generally between $182 million and $1.3 billion, with a median revenue of $551 million. By way of comparison, our revenue for fiscal 2019 was $654.7 million.
The Radford Global Technology Survey data and peer group data, as applicable, were reviewed together to form a final market data view. All forms of compensation were then evaluated relative to the market.
Our Elements of Total Compensation
Our total compensation program consists of fixed elements, such as base salary and benefits, and variable performance-based elements, such as annual and long-term incentives. Our fixed compensation elements are designed to provide a stable source of income and financial security to our executives. For fiscal 2019, our variable performance-based elements were designed to reward corporate financial performance compared to business goals for cash bonuses and growth and profitability relative to our peer group for annual performance-based equity awards.
The objective of this approach is to remain competitive with other companies in the same market for executive talent, while ensuring that our executives are given the appropriate incentives to deliver strong short- and long-term financial results. The Compensation Committee has chosen to put a substantial portion of each executive’s total compensation at risk, contingent upon the achievement of our annual strategic operating plan profitability for performance-based cash bonuses, and growth and profitability relative to our peer group for annual performance-based equity awards.

Base salaries, target bonuses, and equity awards for our executive officers (other than the CEO) are set by the Compensation Committee following its review and approval of recommendations from the CEO. For the CEO, these elements of compensation are set by the Compensation Committee, and are subject to ratification by a majority of independent directors on the Board.
Base Salary
When the Compensation Committee annually considers executive base salaries, it takes into account each executive’s role and level of responsibility. Individual compensation pay levels may vary relative to the market based on individual performance and other considerations, including the initial compensation levels required to attract qualified new hires and the compensation levels required to retain highly qualified executives.
For fiscal 2019, effective October 1, 2018, the Compensation Committee increased the base salaries for our named executive officers by 3% for each of our Chief Executive Officer, Chief Operating Officer, and General Counsel, and by 8% for our Chief Financial Officer to the amounts below:

Named Executive Officer and Title	Fiscal 2019 Salary (effective October 1, 2018)
Mark Aslett, President and Chief Executive Officer	$618,000
Christopher C. Cambria, EVP, General Counsel, and Secretary	366,100
Michael D. Ruppert, EVP, Chief Financial Officer, and Treasurer	385,300
Didier M.C. Thibaud, EVP, Chief Operating Officer	406,900
These increases were consistent with market conditions and the growth in the size of the Company from acquisitions and organic growth. The larger increase for the Chief Financial Officer position reflects Mr. Ruppert's promotion to the role and is in line with market conditions.
    A portion of Mr. Thibaud’s salary is paid in Euros. The salary column in the Summary Compensation Table reflects the conversion of each monthly payment from Euros into U.S. Dollars (USD) based on the average conversion rate between Euros and USD for such month.
For fiscal 2020, effective October 1, 2019, the Compensation Committee increased the base salaries for our named executive officers by 12% for our Chief Executive Officer, by 10% for our Chief Operating Officer, by 3% for our General Counsel, and by 5% for our Chief Financial Officer to the amounts below:

Named Executive Officer and Title	Fiscal 2020 Salary (effective October 1, 2019)
Mark Aslett, President and Chief Executive Officer	$692,000
Christopher C. Cambria, EVP, General Counsel, and Secretary	377,000
Michael D. Ruppert, EVP, Chief Financial Officer, and Treasurer	405,000
Didier M.C. Thibaud, EVP, Chief Operating Officer	448,000
These increases were consistent with market conditions and the growth in the size of the Company from acquisitions and organic growth.
Salary comprised 15% of our CEO's compensation for fiscal 2019 and 23% of the compensation for our other executives, on average, for fiscal 2019.

Actual CEO Compensation Fiscal 2019        Actual Other NEO Compensation Fiscal 2019
Executive Bonus Program for Fiscal 2019
In establishing the executive bonus program for fiscal 2019, the Compensation Committee reviewed our multi-year performance and noted that our annual financial goals have been very aggressive relative to the financial performance of our peer group, with achievement of our strategic operating plan consistently positioning us in the top quartile. In order to provide incentives for continued top quartile performance going forward, the Committee set the target bonus as a percentage of base salary for the Chief Executive Officer at 150%; for the Executive Vice President, Chief Operating Officer at 110%; and for each of the Executive Vice President, General Counsel and the Executive Vice President, Chief Financial Officer at 90%.
Our executive bonus program is a variable performance-based element of our overall compensation program. This bonus program provides the potential for cash compensation for our executive officers based on achieving the corporate financial performance goals contained in the annual strategic operating plan that is approved by our Board of Directors in the first month of the fiscal year. Participants in the program are senior executives who have a strategic function and are recommended by the CEO to the Compensation Committee for participation in the program. In general, executives with the highest level and amount of responsibility have the highest percentage of their total target compensation at risk. This program consists of two elements: (1) target bonuses; and (2) potential over-achievement awards. Each executive officer’s target bonus is determined based on position, responsibilities, and total target cash compensation, and may be subject to change from year to year. For fiscal 2019, each executive officer’s target bonus was determined based on actual adjusted EBITDA (defined below) achieving budgeted adjusted EBITDA as set in our strategic operating plan for the fiscal year. Each executive officer's potential over-achievement award was determined based on actual adjusted EBITDA exceeding budgeted adjusted EBITDA for the fiscal year.
Adjusted EBITDA is a non-GAAP measure and all references to actual adjusted EBITDA in this Compensation Discussion and Analysis refer to such non-GAAP measure. As used in our fiscal 2019 executive bonus plan, adjusted EBITDA includes net income (prior to the impact, if any, of a payout of any potential over-achievement award) and is adjusted for the following: interest income and expense; other non-operating income (expense) not otherwise adjusted for; income taxes; depreciation; amortization of acquired intangible assets; restructuring and other charges; impairment of long-lived assets; acquisition and financing costs; fair value adjustments from purchase accounting; litigation and settlement expenses; and stock-based and other non-cash compensation expense.
A reconciliation between adjusted EBITDA and the most directly comparable GAAP financial measure is included as Appendix A to this proxy statement.
The following table indicates for fiscal 2019: (1) the target bonus for each named executive officer as a percentage of his base salary; and (2) the percentage of the target bonus tied to corporate financial performance objectives.

Named Executive Officer and Title	Target Bonus as a Percentage of Base Salary	Portion Related to Corporate Financial Performance Objectives
Mark Aslett, President and Chief Executive Officer	150%	100%
Christopher C. Cambria, EVP, General Counsel, and Secretary	90%	100%
Michael D. Ruppert, EVP, Chief Financial Officer, and Treasurer	90%	100%
Didier M.C. Thibaud, EVP, Chief Operating Officer	110%	100%

 Corporate Financial Performance Objectives
As part of our fiscal 2019 strategic operating plan, the Compensation Committee set the financial portion of our executive bonus plan for the first half of fiscal 2019 at the July 2018 meeting of the Board of Directors. The Compensation Committee set the financial portion of our executive bonus plan for the second half and full year for fiscal 2019 at the January 2019 meeting of the Board of Directors as part of our mid-year strategic operating plan review. Payouts for corporate financial performance for fiscal 2019 were based on objectives for the fiscal year broken into the first half of the year and the full fiscal year, with a catch-up feature for unearned first half cash incentives based on our full year performance. The table below is a summary of the thresholds, targets, and maximums for the fiscal 2019 executive bonus plan, including the payout percentages for each element of the plan.

Fiscal 2019 Executive Bonus Plan
	Fiscal 2019 H1 (44%) July 1, 2018 - December 31, 2018			Fiscal 2019 H2 (56%) January 1, 2019 - June 30, 2019			Full Year (100%) (1) Total Company
	Adj. EBITDA ($ millions)			Adj. EBITDA ($ millions)			Adj. EBITDA ($ millions)
Achievement	H1 Target/ Result	Performance +/ - Target	Bonus Payout as % of Target	H2 Target/ Result	Performance +/- Target	Bonus Payout as % of Target	Full Year Target/ Result	Performance +/ - Target	Bonus Payout as % of Target
Possible (Maximum)	$70.4	110%	150%	$81.2	110%	150%	$156.5	110%	150%
Actual Result	$65.9	102.9%	100%	$77.0	104.3%	100%	$145.6	102.3%	111.6% Overachievement
Probable (Target)	$64.0	100%	100%	$73.8	100%	100%	$142.3	100%	100%
Threshold	$48.0	75%	75%	$55.4	75%	75%	$106.7	75%	75%
(1) The bonus targets for the second half and full year fiscal 2019 were set in January 2019. As a result, the first half and second half targets will not add up to the full fiscal year. We approved the second half and full fiscal year financial targets in January 2019 in connection with the Board of Director's review of our mid-year strategic operating plan.
Our executive officers earned payouts at 100% of each of the first half and second half target corporate financial performance bonuses for fiscal 2019 as well as an 11.6% over-achievement bonus for the full fiscal year.
Performance-based bonuses comprised 25% of our CEO's compensation for fiscal 2019 and 24% of the compensation for our other executives, on average, for fiscal 2019.
Actual CEO Compensation Fiscal 2019        Actual Other NEO Compensation Fiscal 2019

Executive Bonus Program for Fiscal 2020
For fiscal 2020, the target bonus as a percentage of base salary for the Chief Executive Officer under the executive bonus program will be 150%; for each of the Chief Operating Officer and the Chief Financial Officer will be 110%; and for the General Counsel will be 90%. For fiscal 2020, the performance targets are based on our growth goals and margin expansion plans that are translated into a target level of adjusted EBITDA measured in dollars compared to budgeted adjusted EBITDA as set forth in our strategic operating plan for fiscal 2020, with targets again relating to the first and second halves of the fiscal year.

Equity Compensation
We believe that compensation in the form of Mercury stock should be a significant portion of our executive officers’ total compensation in order to align with shareholder interests. Equity compensation creates a link to the creation of shareholder value. Our 2005 Stock Incentive Plan allows for several types of equity instruments, including stock options, stock appreciation rights, restricted stock, and deferred stock awards. Our 2018 Stock Incentive Plan, which replaced our 2005 plan for all awards granted after our 2018 annual meeting of shareholders, utilizes these same types of equity instruments. The Compensation Committee determines which instruments to use on a grant-by-grant basis. When approving equity awards for an executive officer, the Compensation Committee considers the executive’s current contribution to Mercury, the anticipated contribution to meeting our long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years, existing levels of stock ownership by executive officers, and aggregate grants to all executive officers are also taken into consideration. The Compensation Committee also considers the other elements of incentive compensation available to the executive officers and the performance metrics associated with those incentives, with a view toward providing an appropriately diverse set of different performance criteria and objectives to incent different aspects and time periods of performance and avoid multiple forms of reward for the same achievement.
In considering the executive’s current contribution to Mercury, the Compensation Committee reviews the executive’s role within Mercury, the contribution that the executive is currently making to Mercury, the results achieved by the executive, and input from the CEO with respect to executive officers other than the CEO. In general, executives with higher levels and amounts of responsibility receive larger equity awards. As a result, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and General Counsel tend to have larger equity awards than our other executives.
In terms of the executive’s anticipated contribution to meeting long-term strategic performance goals, the Compensation Committee reviews the potential role of the executive in achieving the long-term strategic goals set forth in our strategic operating plan, again with input from the CEO with respect to executives other than the CEO. The Compensation Committee considers the incentive and retention value that equity awards may provide.
Finally, the Compensation Committee reviews proposed equity awards to executives against benchmarking and peer group data. The Compensation Committee believes that equity awards create an incentive in addition to the executive bonus program in order to attract and retain senior executives who would contribute to our future success. As a result, the Compensation Committee intends for equity awards to executives as part of their long-term incentive compensation to generally be in line with industry practices and norms, both in terms of the type of equity award (e.g., restricted stock versus stock options) and the amount of the award.
The Compensation Committee has adopted an equity compensation awards policy that describes how equity awards are granted. Awards are granted by the Compensation Committee, subject to the following:

•	any award granted to the CEO is subject to ratification by a majority of the independent directors on the Board; and

•
the Compensation Committee may delegate to the CEO the authority to grant awards to other employees (other than our executive officers or other persons deemed to be “covered employees” within the meaning of Section 162(m) of the Code), subject to guidelines that are included in any such delegation.

The equity compensation awards policy provides pre-established monthly grant dates for new hires, as well as quarterly grant dates. New-hire grants are made with an effective date of the 15th of each month following the date of hire, or if not a business day, the next succeeding business day. Quarterly grants are made with an effective date of the 15th of February, May, August, or November, or if not a business day, then the next succeeding business day. Awards are made on these pre-established dates regardless of whether the Compensation Committee, the Board, or the CEO is then in possession of material, non-public information. This policy is not intended to time the grant of equity awards in coordination with such information.
Under our equity compensation awards policy, the Compensation Committee may also grant equity awards having an effective date other than a pre-established new-hire or quarterly grant date if the Committee determines in good faith that such award is advisable and in the best interests of Mercury. Grants are made by the Compensation Committee at a meeting of the Committee or action by unanimous written consent, which must occur on or prior to (but not after) the grant date applicable to such awards. Grants to the CEO are ratified by the independent directors only at a meeting of the Board, which must occur on or prior to (but not after) the grant date applicable to such award. Grants made by the CEO pursuant to delegated authority are evidenced by a grant document that must be signed and dated by the CEO on or prior to (but not after) the grant date applicable to such awards.
Fiscal 2019 Equity Awards
The target number of shares awarded for the executive grant effective as of August 15, 2018 for each named executive officer was determined by dividing the dollar value fixed for such executive grant by the average closing price of our common stock during the 30 calendar days prior to August 15, 2018. The grant date of the fiscal 2019 equity awards was August 15, 2018.
Each fiscal 2019 annual restricted stock award for our named executive officers has 50% performance-based vesting and 50% time-based vesting. For the time-based vesting half of the fiscal 2019 annual awards, one-third vests on each of the first three anniversaries of the grant date. For the performance-based vesting half of the fiscal 2019 annual awards, the award vests based on relative performance to our peer group for the three-year period ending in fiscal 2021. For the fiscal 2019 annual performance-based awards, we used two relative performance metrics: (i) a ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage, percentile ranked relative to our peer group (25% weighting). These metrics were chosen to incent strong relative long-term growth in revenue and profitability. If we do not achieve at least the 25th percentile for a given performance metric, no vesting will occur for the performance-based shares tied to that metric. The maximum combined grant date value of the time and performance-based elements of the grant is capped at two times the award value.
Our fiscal 2019 total executive compensation program utilized a diverse set of performance elements to drive different performance objectives over multiple time frames. Our fiscal 2019 executive cash bonus plan used adjusted EBITDA, expressed as a dollar amount, to drive profitability for fiscal 2019 in line with our strategic operating plan for the year. Our fiscal 2019 annual performance equity grant used a mix of the ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (75% weighting), and revenue growth percentage, percentile ranked relative to our peer group (25% weighting), as performance measures to drive revenue growth and profitability over a three-year period. This is different from the absolute profitability measure used for our fiscal 2019 annual executive cash bonus plan, which cash plan was aligned with our fiscal 2019 strategic operating plan. Our fiscal 2019 annual performance equity grant was aligned with relative performance compared with our peer group, an important factor in the creation of long term value for the Company and its shareholders.

Named Executive Officer and Title	Annual Performance-Based Restricted Shares (# of shares) (1)	Annual Time-Based Restricted Shares (# of shares)	Total (# of shares)
Mark Aslett, President and Chief Executive Officer	25,594	25,594	51,188
Christopher C. Cambria, EVP, General Counsel, and Secretary	7,635	7,636	15,271
Michael D. Ruppert, EVP, Chief Financial Officer, and Treasurer	8,421	8,422	16,843
Didier M.C. Thibaud, EVP, Chief Operating Officer	11,228	11,229	22,457
(1) The number of annual performance-based restricted shares in the table above reflects the probable number (calculated as of the grant date) of shares that the executive is expected to earn for the three-year performance period ending in fiscal 2021. The maximum potential number of shares (assuming the highest level of performance achievement) that could be earned is: Mr. Aslett – 76,782 shares; Mr. Cambria – 22,905 shares; Mr. Ruppert – 25,263; and Mr. Thibaud – 33,684 shares.
These equity grants were made based on the Compensation Committee’s assessment of both competitive annual grant levels and its determination of retention needs reflected by the pre-existing unvested long-term incentive awards previously granted to the executives.

Equity awards comprised 60% of our CEO's compensation for fiscal 2019 and 53% of the compensation for our other executives, on average, for fiscal 2019, in each case with half of the award using performance-based equity and the other half using time-based equity.

Actual CEO Compensation Fiscal 2019        Actual Other NEO Compensation Fiscal 2019
Fiscal 2017 Performance-Based Restricted Stock Awards
For the fiscal 2017 annual performance-based restricted stock awards, the performance period was calculated for the three-year period ended June 30, 2019. Our fiscal 2017 annual performance equity grant used a mix of the ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (75% weighting), and revenue growth percentage, percentile ranked relative to our peer group (25% weighting). Based on our relative performance compared with our peer group, the fiscal 2017 performance awards vested at 254.5%.
Fiscal 2018 Performance-Based Restricted Stock Awards
For the fiscal 2018 annual performance-based restricted stock awards, the performance period is the three-year period ending in fiscal 2020. Accordingly, none of these awards was eligible to vest for the period ending June 30, 2019.
Fiscal 2019 Performance-Based Restricted Stock Awards
For the fiscal 2019 annual performance-based restricted stock awards, the performance period is the three-year period ending in fiscal 2021. Accordingly, none of these awards was eligible to vest for the period ending June 30, 2019.
Fiscal 2020 Equity Awards
Since these awards occurred during fiscal 2020, they are not reflected in the Outstanding Equity Awards at Fiscal Year-End Table for fiscal 2019 included in this proxy statement. The target number of shares awarded for the executive grant effective as of August 15, 2019 for each named executive officer was determined by dividing the dollar value fixed for such executive grant by the average closing price of our common stock during the 30 calendar days prior to August 15, 2019. The grant date of the fiscal 2020 equity awards was August 15, 2019.
Each fiscal 2020 annual restricted stock award for our named executive officers is 50% performance-based vesting and 50% time-based vesting. For the time-based vesting half of the fiscal 2020 annual awards, one-third vests on each of the first three anniversaries of the grant date. For the performance-based vesting half of the fiscal 2020 annual awards, the award vests based on relative performance to our peer group for the three-year period ending in fiscal 2022. For the fiscal 2020 annual performance-based awards, we are using two relative performance metrics: (i) a ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (50% weighting); and (ii) revenue growth percentage, percentile ranked relative to our peer group (50% weighting). These metrics were chosen to incent strong relative long-term growth in revenue and profitability. The maximum combined value of the time and performance-based elements of the grant is capped at two times the award value.
    Our fiscal 2020 total executive compensation program utilizes a diverse set of performance elements to drive different performance objectives over multiple time frames. Our fiscal 2020 executive cash bonus plan uses adjusted EBITDA, expressed as a dollar amount, to drive profitability for fiscal 2020 in line with our strategic operating plan for the year. Our fiscal 2020 annual performance equity grant uses a mix of the ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (50% weighting), and revenue growth percentage, percentile ranked relative to our peer group (50% weighting), as performance measures to drive revenue growth and profitability over a three-year period. This is different from the absolute profitability measure used for our fiscal 2020 annual executive bonus plan, which cash plan is aligned with our fiscal 2020 strategic operating plan. Our fiscal 2020 annual performance equity grant is aligned with relative performance compared with our peer group, an important factor in the creation of long term value for the Company and its shareholders.

Fiscal 2020 Restricted Stock Awards

Named Executive Officer and Title	Annual Performance-Based Restricted Shares (# of shares) (1)	Annual Time-Based Restricted Shares (# of shares)	Total (# of shares)
Mark Aslett, President and Chief Executive Officer	23,053	23,054	46,107
Christopher C. Cambria, EVP, General Counsel, and Secretary	4,610	4,611	9,221
Michael D. Ruppert, EVP, Chief Financial Officer, and Treasurer	7,575	7,575	15,150
Didier M.C. Thibaud, EVP, Chief Operating Officer	7,575	7,575	15,150
(1) The number of annual performance-based restricted shares in the table above reflects the probable number (calculated as of the grant date) of shares that the executive is expected to earn for the three-year performance period ending in fiscal 2022. The maximum potential number of shares (assuming the highest level of performance achievement) that could be earned is: Mr. Aslett – 69,159 shares; Mr. Cambria – 13,830 shares; Mr. Ruppert – 22,725; and Mr. Thibaud – 22,725 shares.
These equity grants were made based on the Compensation Committee’s assessment of both competitive annual grant levels and its determination of retention needs reflected by the pre-existing unvested long-term incentive awards previously granted to the executives.
Employee Benefits
We offer employee benefit programs that are intended to provide financial protection and security for our employees and to reward them for the total commitment we expect from them in service to Mercury. All of our named executive officers are eligible to participate in these programs on the same basis as our other employees. These benefits include the following: (1) medical, dental, and vision insurance, with employees sharing a percentage of the cost that may be adjusted from year to year; (2) company-paid group life and accident insurance of one times base salary (up to $350,000); (3) employee-paid supplemental group life and accident insurance up to five times base salary (overall combined basic company-paid insurance plus supplemental insurance is $1,350,000); (4) short- and long-term disability insurance; (5) a qualified 401(k) retirement savings plan with a 50% company match up to 6% of eligible pay as contributed by the individual to the 401(k) plan (subject to IRS limits on contributions); and (6) an employee stock purchase plan, which entitles participants to purchase our common stock at a 15% discount.
Perquisites and Personal Benefits
For fiscal 2019, we provided our executive officers with a $4,000 annual allowance for personal tax and financial planning services. For fiscal 2020, based on a market analysis performed by Mercer, the Compensation Committee's independent compensation consultant, we are providing our executive officers with a $12,000 annual allowance for personal tax and financial planning.
Employment and Severance Agreements
We have entered into an employment agreement with Mr. Aslett and a severance agreement with each of our other executive officers as described below. The Compensation Committee consulted with Mercer regarding the market parameters of similar compensation arrangements for executive officers in connection with entering into these agreements. For more details, please refer to “Agreements with Named Executive Officers.”
Change in Control Severance Agreements
We recognize that Mercury, as a publicly-traded company, may become the target of a proposal which could result in a change in control, and that such possibility and the uncertainty and questions which such a proposal may raise among management could cause our executive officers to leave or could distract them in the performance of their duties, to the detriment of Mercury and our shareholders. Our named executive officers have agreements intended to reinforce and encourage the continued attention of our executives to their assigned duties without distraction and to ensure the continued availability to Mercury of each of our executives in the event of a proposed change in control transaction. We believe that these objectives are in the best interests of Mercury and our shareholders. Provisions of these agreements relating to termination and change in control are summarized under “Potential Payments to Named Executive Officers upon Termination of Employment Following a Change in Control.”

Tax Considerations
Generally, Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for public corporations with respect to remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers. For taxable years beginning before January 1, 2018, (i) these executive officers consisted of a public corporation’s chief executive officer and up to three other executive officers (other than the chief financial officer) whose compensation is required to be disclosed to stockholders under the Exchange Act because they are our most highly-compensated executive officers, and (ii) qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements were met.
Pursuant to the Tax Cuts and Jobs Act of 2017, which was signed into law on December 22, 2017 (the Tax Act), for taxable years beginning after December 31, 2017, the remuneration of a public corporation’s chief financial officer is also subject to the deduction limit. In addition, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts that were in effect on November 2, 2017 and are not subsequently modified in any material respect), for taxable years beginning after December 31, 2017, the exemption from the deduction limit for “performance-based compensation” is no longer available. Consequently, for fiscal years beginning after December 31, 2017, no remuneration in excess of $1 million paid to a specified executive will be deductible (unless paid pursuant to an arrangement in effect on November 2, 2017).
In designing our executive compensation program and determining the compensation of our executive officers, the Compensation Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the Compensation Committee will not limit executive compensation to that which is or may be deductible under Section 162(m). The deductibility of some types of compensation depends upon the timing of an executive officer’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax law and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation.
To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in nondeductible compensation expense.
Does Mercury have stock ownership guidelines and holding requirements for its Chief Executive Officer?
The CEO is expected to own or control, directly or indirectly, shares of Mercury common stock with a value of at least five times the CEO’s base salary. The CEO is expected to meet this guideline within five years of first becoming CEO, or within five years of April 22, 2014, whichever is later, and is expected to retain such investment in the Company as long as he or she is the CEO. Prior to meeting the five times holding requirement per this guideline, after applicable tax withholding on the vesting of an equity award, the CEO is required to retain 50% of the net, after tax award until he or she is in compliance with the stock ownership guideline. Exceptions to this stock ownership guideline may be approved from time to time by the Board as it deems necessary to address individual circumstances. Mr. Aslett's holdings of our common stock satisfy the stock ownership guidelines.
Does Mercury have stock ownership guidelines and holding requirements for its executives who report to the Chief Executive Officer?
Each of the executives who report directly to the CEO is expected to own or control, directly or indirectly, shares of the Mercury common stock with a value of at least three times the individual’s base salary. Each such executive is expected to meet this guideline within five years of first becoming a direct report to the CEO, or within five years of January 22, 2019, whichever is later. Each such executive is expected to retain such investment in the Company as long as he or she is a direct report to the CEO. Prior to meeting the three times holding requirement per this guideline, after applicable tax withholding on the vesting of an equity award, the executive is required to retain 50% of the net, after tax award until he or she is in compliance with the stock ownership guideline. Exceptions to this stock ownership guideline may be approved from time to time by the Board as it deems necessary to address individual circumstances. Each of our executive's holdings of our common stock satisfy the stock ownership guidelines.
Does Mercury have a clawback policy?
Yes. We have adopted a clawback policy applicable to our executive officers. This policy is posted on our website at www.mrcy.com on the “Investor Relations” page under “Corporate Governance.” Pursuant to our policy, the Board of Directors shall, in all appropriate circumstances, require reimbursement of any annual incentive payment or long-term incentive payment to an executive officer where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the SEC; (2) the Board determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the executive based upon the restated financial results.

Does Mercury have a short sale and hedging policy?

Yes. Pursuant to our insider trading policy, no employee, executive officer, or director may at any time sell any securities of Mercury that are not owned by such person at the time of the sale. Also, no such employee, executive officer, or director may buy or sell puts, calls, or other derivative securities of Mercury at any time. In addition, no such employee, executive officer, or director may hold Mercury securities in a brokerage margin account.

How were the executive officers compensated for fiscal 2017, 2018, and 2019?
The following table sets forth all compensation paid to our Chief Executive Officer, our Chief Financial Officer, and each of our other most highly compensated executive officers, who are collectively referred to as the “named executive officers,” for the last three fiscal years.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Mark Aslett President and Chief Executive Officer	2019	$613,233	$—	$2,530,223	$—	$1,034,532	$—	$13,000	$4,190,988
	2018	589,231	—	4,062,458	—	806,850	—	11,800	5,470,339
	2017	550,923	—	3,790,443	—	560,000	—	9,950	4,911,316
Christopher C. Cambria (5) EVP, General Counsel, and Secretary	2019	363,219	—	754,846	—	367,711	—	13,000	1,498,776
	2018	352,600	—	728,834	—	286,754	—	12,311	1,380,499
	2017	311,827	—	1,771,500	—	189,419	—	7,439	2,280,185
Michael D. Ruppert (6) EVP, Chief Financial Officer and Treasurer	2019	370,604	—	832,549	—	386,995	—	74,683	1,664,831
	2018	352,600	—	2,369,164	—	286,754	—	82,830	3,091,348
Didier M.C. Thibaud (7) EVP, Chief Operating Officer	2019	404,438	—	1,110,050	—	499,510	—	13,000	2,026,998
	2018	398,966	—	1,929,872	—	389,529	—	12,674	2,731,041
	2017	387,717	—	1,800,482	—	281,250	435	14,735	2,484,619

(1)
Represents the aggregate grant date fair value for equity awards made to our named executive officers in fiscal years 2017, 2018, and 2019. The amounts reported in this table do not reflect whether the named executive officer has actually realized a financial benefit from the award. Grant date fair value of equity awards is computed in accordance with Accounting Standards Codification Topic 718 (ASC Topic 718). For a discussion of the assumptions and methodologies used to calculate grant date fair value in this proxy statement, please refer to Note B of the financial statements in our annual report on Form 10-K for the fiscal year ended June 30, 2019. For the annual performance-based restricted stock awards, these amounts reflect the grant date fair value of such awards based upon the probable outcome at the time of grant. The maximum potential value of the annual performance-based restricted stock awards (assuming the highest level of performance achievement) that could be earned in the performance period was: Mr. Aslett – $3,795,334; Mr. Cambria – $1,132,194; Mr. Ruppert – $1,248,750; and Mr. Thibaud – $1,665,000.

(2)	The aggregate amounts in this column reflect payments under our executive bonus program. The table below shows the components of our executive bonus program earned for fiscal 2019:

Name	Corporate Financial Performance Bonus	Over- Achievement Award	Total Non-Equity Incentive Plan Compensation
Mark Aslett	$927,000	$107,532	$1,034,532
Christopher C. Cambria	329,490	38,221	367,711
Michael D. Ruppert	346,770	40,225	386,995
Didier M.C. Thibaud	447,590	51,920	499,510

  (3) The amounts in this column reflect the aggregate change in the actuarial present value of Mr. Thibaud’s accumulated benefit under the retirement indemnities pension plan for our French national employees. Amounts under the plan are payable in Euros and the amounts listed in the table above have been converted to dollars using the exchange rate in effect at the end of the applicable fiscal year.

(4) The table below shows the components of this column for fiscal 2019:

Name	401(k) Plan Matching Contribution(a)	Perquisites and Other Personal Benefits(b)	Relocation Benefits(c)	Total All Other Compensation
Mark Aslett	$9,000	$4,000	$—	$13,000
Christopher C. Cambria	9,000	4,000	—	13,000
Michael D. Ruppert	8,700	4,000	61,983	74,683
Didier M.C. Thibaud	9,000	4,000	—	13,000

(a)
The amounts in this column represent our matching contributions allocated to each of the named executive officers who participate in our 401(k) retirement savings plan (subject to IRS limits on contributions to the 401(k) plan). All such matching contributions vest based upon the same vesting schedule used for all other employees.

(b)	The amounts in this column include payments we made to the named executive officers for personal tax and financial planning.

(c)
The amounts in this column represent the reimbursement of relocation costs in connection with Mr. Ruppert's relocation to the Company's headquarters in Andover, MA from the Company's location in Arlington, VA. The amount in this table reflects the reimbursements made in fiscal 2019.

(5)
Mr. Cambria joined the Company in August 2016. His non-equity incentive plan compensation is pro-rated for the portion of fiscal 2017 that he worked for the Company and his equity award reflects a new hire award.

(6)
Mr. Ruppert joined Mercury in 2014 as Senior Vice President of Strategy and Corporate Development and was appointed to the position of Executive Vice President, Chief Financial Officer, and Treasurer in February 2018.

(7)
A portion of Mr. Thibaud’s salary in fiscal years 2017, 2018, and 2019 was paid in Euros. The salary column reflects the conversion of each monthly payment from Euros into U.S. Dollars (USD) based on the average conversion rate between Euros and USD for such month. The amounts in the “Non-Equity Incentive Plan Compensation” column were paid in USD.

Grants of Plan-Based Awards
The following table reflects: (i) the grant date fair value of equity awards granted to the named executive officers under the 2005 Plan during fiscal 2019; and (ii) the possible cash amounts that could have been earned under each element (i.e., corporate financial performance and over-achievement awards) of our executive bonus program for fiscal 2019. The actual payouts for fiscal 2019 under our annual executive bonus program are reflected in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

Grants of Plan-Based Awards—Fiscal 2019

Name		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(1)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark Aslett
Restricted Stock (2)	8/15/18	—	—	—	—	—	—	25,594	—	—	$1,265,111
Performance Stock (2)	8/15/18	—	—	—	—	25,594	76,782	—	—	—	1,265,111
Corporate Financial Performance Bonus	(3)	695,250	927,000	927,000	—	—	—	—	—	—	—
Over-Achievement Award	(4)	—	—	463,500	—	—	—	—	—	—	—
Christopher C. Cambria
Restricted Stock (2)	8/15/18	—	—	—	—	—	—	7,636	—	—	377,448
Performance Stock (2)	8/15/18	—	—	—	—	7,635	22,905	—	—	—	377,398
Corporate Financial Performance Bonus	(3)	247,118	329,490	329,490	—	—	—	—	—	—	—
Over-Achievement Award	(4)	—	—	164,745	—	—	—	—	—	—	—
Michael D. Ruppert
Restricted Stock (2)	8/15/18	—	—	—	—	—	—	8,422	—		416,299
Performance Stock (2)	8/15/18	—	—	—	—	8,421	25,263	—	—	—	416,250
Corporate Financial Performance Bonus	(3)	260,078	346,770	346,770	—	—	—	—	—	—	—
Over-Achievement Award	(4)	—	—	173,385	—	—	—	—	—	—	—
Didier M.C. Thibaud (5)
Restricted Stock (2)	8/15/18	—	—	—	—	—	—	11,229	—	—	555,049
Performance Stock (2)	8/15/18	—	—	—	—	11,228	33,684	—	—	—	555,000
Corporate Financial Performance Bonus	(3)	335,693	447,590	447,590	—	—	—	—	—	—	—
Over-Achievement Award	(4)	—	—	223,795	—	—	—	—	—	—	—

(1) The amounts shown in this column have been calculated in accordance with FASB ASC Topic 718.
(2) These time-based restricted stock awards and performance restricted stock awards were granted under the 2005 Plan with an August 15, 2018 grant date. The time-based restricted share awards vest in three equal installments on each of the first three anniversaries of the grant date (August 15, 2018), contingent in each case on the executive remaining an employee as of each such date. The fiscal 2019 annual performance-based restricted stock awards vest based on relative performance to our peer group for the three-year period ending in fiscal 2021. The vesting formula for the fiscal 2019 annual performance-based restricted stock awards is as set forth in the tables below but with the following performance periods and weightings: (i) a ratio of adjusted EBITDA to revenue for the three-year period ending in fiscal 2021, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage for the three-year period ending in fiscal 2021, percentile ranked relative to our peer group (25% weighting). As with the time-based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.

Vesting Formulas for the Fiscal 2019 Annual Performance-Based Restricted Share Awards

Fiscal 2019-2021 Company Adjusted EBITDA/ Revenue Percentile Compared to Peer Group Adjusted EBITDA/ Revenue Percentile (a)	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 75th percentile	Straight line interpolation between 0% and 200%	Threshold
Between 75th percentile and 90th percentile	Straight line interpolation between 200% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%
(a) The term “adjusted EBITDA” for the each of the peer group companies shall mean “Adjusted EBITDA” as reported by Bloomberg for the applicable company. The term “adjusted EBITDA” for Mercury shall mean the non-GAAP measure defined as income (loss) from continuing operations before interest income and expense, other non-operating income (expense) not otherwise adjusted for, income tax expense (benefit), depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, and litigation and settlement expenses. Adjusted EBITDA for Mercury for purposes of this equity award shall be calculated without adjusting for stock based compensation expense.

Fiscal 2019-2021 Company Revenue Growth Percentile Compared to Peer Group	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 75th percentile	Straight line interpolation between 0% and 200%	Threshold
Between 75th percentile and 90th percentile	Straight line interpolation between 200% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%

The grant date fair value of the restricted stock award has been calculated by multiplying the number of shares granted by the closing price of our common stock as reported on the NASDAQ Global Select Market on the date of grant.

(3)
The amounts shown in these rows reflect the possible cash amounts that could have been earned under the corporate financial performance portion of our executive bonus program for fiscal 2019 upon achievement of the threshold, target, and maximum performance objectives for that program. Payouts for corporate financial performance for fiscal 2019 were subject to the payout formula included in the Compensation Discussion & Analysis. The actual payouts for fiscal 2019 are reflected in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

(4)
The amounts shown in these rows reflect the maximum cash amounts that could have been earned under the over-achievement portion of our executive bonus program for fiscal 2019. There are no minimum or target payouts under the over-achievement portion of our bonus program, only a cap.

(5)
Mr. Thibaud’s threshold, target, and maximum performance targets under our executive bonus program for fiscal 2019 were based on a notional annual base salary of $406,900, and payments, if any, would have been made in USD. As explained in note 7 to the Summary Compensation Table, a portion of Mr. Thibaud’s salary is paid in Euros, and the amount of base salary reported in that table reflects fluctuations in the conversion rate between Euros and USD. These fluctuations are not taken into consideration in determining Mr. Thibaud’s target bonus or bonus payments.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables
Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.”
Our total compensation program consists of fixed elements, such as base salary and benefits, and variable performance-based elements, such as annual incentives and performance-based restricted shares. The Summary Compensation Table sets forth the base salary for each named executive officer, the value of any stock awards, payouts under our executive bonus program (in the “Non-Equity Incentive Plan Compensation” column), and all other compensation payable to the named executive officer.
The potential payouts under our executive bonus program are set forth in the Grants of Plan-Based Awards Table. The corporate financial performance portion and the over-achievement portion of our executive bonus program are shown as separate line items as the threshold, target, and maximum amounts differ. The threshold targets for the corporate financial performance portion of the executive bonus program for fiscal 2019 were met, and corporate financial performance bonuses were paid under the terms of the program. The over-achievement award pool for fiscal 2019 was 11.6% of the potential total pool.
Outstanding Equity Awards at 2019 Fiscal Year-End
The following table shows information on all outstanding stock options and unvested restricted stock awards held by the named executive officers at the end of the last fiscal year. The table also shows the market value of unvested restricted stock awards at the end of the last fiscal year. This represents the number of unvested restricted shares at fiscal year-end, multiplied by the $70.35 closing price of our common stock on the NASDAQ Global Select Market on June 28, 2019 the last trading day of fiscal 2019.

Outstanding Equity Awards at Fiscal Year-End 2019

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mark Aslett	—	—	—	—	13,373	(2)	940,791
	—	—	—	—	40,119	(3)	2,822,372
	—	—	—	—	14,215	(4)	1,000,025
	—	—	—	—	21,323	(5)	1,500,073
	—	—	—	—	25,594	(6)	1,800,538
	—	—	—	—	25,594	(7)	1,800,538
Christopher C. Cambria	—	—	—	—	12,500	(2)	879,375
	—	—	—	—	37,500	(8)	2,638,125
	—	—	—	—	5,100	(4)	358,785
	—	—	—	—	7,651	(5)	538,248
	—	—	—	—	7,636	(6)	537,193
	—	—	—	—	7,635	(7)	537,122
Michael D. Ruppert	—	—	—	—	4,680	(2)	329,238
	—	—	—	—	14,042	(3)	987,855
	—	—	—	—	5,100	(4)	358,785
	—	—	—	—	7,651	(5)	538,248
	—	—	—	—	6,379	(9)	448,763
	—	—	—	—	9,568	(10)	673,109
	—	—	—	—	8,422	(6)	592,488
	—	—	—	—	8,421	(7)	592,417
Didier M.C. Thibaud	—	—	—	—	6,352	(2)	446,863
	—	—	—	—	19,057	(3)	1,340,660
	—	—	—	—	6,753	(4)	475,074
	—	—	—	—	10,129	(5)	712,575
	—	—	—	—	11,229	(6)	789,960
	—	—	—	—	11,228	(7)	789,890

(1)	Securities underlying stock options are shares of our common stock.

(2)
These restricted share awards vest in three equal installments on each of the first three anniversaries of the grant date (August 15, 2016), contingent in each case on the executive remaining an employee as of each such date.

(3)
The fiscal 2017 annual performance-based restricted stock awards vest based on relative performance to our peer group for the three-year period ending June 30, 2019. The vesting formula for the fiscal 2017 annual performance-based restricted stock awards is as set forth in the tables below but with the following performance periods and weightings: (i) a ratio of adjusted EBITDA to revenue for the three-year period ending June 30, 2019, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage for the three-year period ending June 30, 2019, percentile ranked relative to our peer group (25% weighting). As with the time-based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.

Vesting Formulas for the Fiscal 2017 Annual Performance-Based Restricted Share Awards

Fiscal 2017-2019 Company Adjusted EBITDA/ Revenue Percentile Compared to Peer Group Adjusted EBITDA/ Revenue Percentile (a)	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Equal to 25th percentile	100%	Threshold
Between 25th percentile and 90th percentile	Straight line interpolation between 100% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%
(a) The term “adjusted EBITDA” for the each of the peer group companies shall mean “Adjusted EBITDA” as reported by Bloomberg for the applicable company. The term “adjusted EBITDA” for Mercury shall mean the non-GAAP measure defined as income (loss) from continuing operations before interest income and expense, income tax expense (benefit), depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, and litigation and settlement expenses. Adjusted EBITDA for Mercury for purposes of this equity award shall be calculated without adjusting for stock based compensation expense.

Fiscal 2017-2019 Company Revenue Growth Percentile Compared to Peer Group	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Equal to 25th percentile	100%	Threshold
Between 25th percentile and 90th percentile	Straight line interpolation between 100% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%

(4)
These restricted share awards vest in three equal installments on each of the first three anniversaries of the grant date (August 15, 2017), contingent in each case on the executive remaining an employee as of each such date.

(5)
The fiscal 2018 annual performance-based restricted stock awards vest based on relative performance to our peer group for the three-year period ending June 30, 2020. The vesting formula for the fiscal 2018 annual performance-based restricted stock awards is as set forth in the tables below but with the following performance periods and weightings: (i) a ratio of adjusted EBITDA to revenue for the three-year period ending June 30, 2020, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage for the three-year period ending June 30, 2020, percentile ranked relative to our peer group (25% weighting). As with the time-based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.

Vesting Formulas for the Fiscal 2018 Annual Performance-Based Restricted Share Awards

Fiscal 2018-2020 Company Adjusted EBITDA/ Revenue Percentile Compared to Peer Group Adjusted EBITDA/ Revenue Percentile (a)	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 75th percentile	Straight line interpolation between 0% and 200%	Threshold
Between 75th percentile and 90th percentile	Straight line interpolation between 200% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%
(a) The term “adjusted EBITDA” for the each of the peer group companies shall mean “Adjusted EBITDA” as reported by Bloomberg for the applicable company. The term “adjusted EBITDA” for Mercury shall mean the non-GAAP measure defined as income (loss) from continuing operations before interest income and expense, income tax expense (benefit), depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, and litigation and settlement expenses. Adjusted EBITDA for Mercury for purposes of this equity award shall be calculated without adjusting for stock based compensation expense.

Fiscal 2018-2020 Company Revenue Growth Percentile Compared to Peer Group	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 75th percentile	Straight line interpolation between 0% and 200%	Threshold
Between 75th percentile and 90th percentile	Straight line interpolation between 200% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%

(6)
These restricted share awards vest in three equal installments on each of the first three anniversaries of the grant date (August 15, 2018), contingent in each case on the executive remaining an employee as of each such date.

(7)
The fiscal 2019 annual performance-based restricted stock awards vest based on relative performance to our peer group for the three-year period ending June 30, 2021. The vesting formula for the fiscal 2019 annual performance-based restricted stock awards is as set forth in the tables below but with the following performance periods and weightings: (i) a ratio of adjusted EBITDA to revenue for the three-year period ending June 30, 2021, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage for the three-year period ending June 30, 2021, percentile ranked relative to our peer group (25% weighting). As with the time-based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.

Vesting Formulas for the Fiscal 2019 Annual Performance-Based Restricted Share Awards

Fiscal 2019-2021 Company Adjusted EBITDA/ Revenue Percentile Compared to Peer Group Adjusted EBITDA/ Revenue Percentile (a)	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 75th percentile	Straight line interpolation between 0% and 200%	Threshold
Between 75th percentile and 90th percentile	Straight line interpolation between 200% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%
(a) The term “adjusted EBITDA” for the each of the peer group companies shall mean “Adjusted EBITDA” as reported by Bloomberg for the applicable company. The term “adjusted EBITDA” for Mercury shall mean the non-GAAP measure defined as income (loss) from continuing operations before interest income and expense, other non-operating income (expense) not otherwise adjusted for, income tax expense (benefit), depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, and litigation and settlement expenses. Adjusted EBITDA for Mercury for purposes of this equity award shall be calculated without adjusting for stock based compensation expense.

Fiscal 2019-2021 Company Revenue Growth Percentile Compared to Peer Group	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 75th percentile	Straight line interpolation between 0% and 200%	Threshold
Between 75th percentile and 90th percentile	Straight line interpolation between 200% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%

(8)
Mr. Cambria joined the Company in August 2016 and his equity grant reflects a new hire grant. His new hire performance-based restricted stock awards vest based on relative performance to our peer group for the three-year period ending June 30, 2019. The vesting formula for the fiscal 2017 new hire performance-based restricted stock awards is as set forth in the tables below but with the following performance periods and weightings: (i) a ratio of adjusted EBITDA to revenue for the three-year period ending June 30, 2019, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage for the three-year period ending June 30, 2019, percentile ranked relative to our peer group (25% weighting). As with the time-based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.

Vesting Formulas for the Fiscal 2017 New Hire Performance-Based Restricted Share Awards

Fiscal 2017-2019 Company Adjusted EBITDA/ Revenue Percentile Compared to Peer Group Adjusted EBITDA/ Revenue Percentile (a)	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Equal to 25th percentile	100%	Threshold; Cap
Greater than 25th percentile	100%	Capped at 100%
(a) The term “adjusted EBITDA” for the each of the peer group companies shall mean “Adjusted EBITDA” as reported by Bloomberg for the applicable company. The term “adjusted EBITDA” for Mercury shall mean the non-GAAP measure defined as income (loss) from continuing operations before interest income and expense, income tax expense (benefit), depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, and litigation and settlement expenses. Adjusted EBITDA for Mercury for purposes of this equity award shall be calculated without adjusting for stock based compensation expense.

Fiscal 2017-2019 Company Revenue Growth Percentile Compared to Peer Group	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Equal to 25th percentile	100%	Threshold; Cap
Greater than 25th percentile	100%	Capped at 100%

(9)
These restricted share awards vest in three equal installments on each of the first three anniversaries of the grant date (February 15, 2018), contingent in each case on the executive remaining an employee as of each such date.

(10)
Mr. Ruppert was appointed as Executive Vice President, Chief Financial Officer, and Treasurer in February 2018. His promotion performance-based restricted stock awards vest based on relative performance to our peer group for the three-year period ending December 31, 2020. The vesting formula for these promotion performance-based restricted stock awards is as set forth in the tables below but with the following performance periods and weightings: (i) a ratio of adjusted EBITDA to revenue for the three-year period ending December 31, 2020, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage for the three-year period ending December 31, 2020, percentile ranked relative to our peer group (25% weighting). As with the time-based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.

Vesting Formulas for the Promotion Performance-Based Restricted Share Awards

January 1, 2018 - December 31, 2020 Company Adjusted EBITDA/ Revenue Percentile Compared to Peer Group Adjusted EBITDA/ Revenue Percentile (a)	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 50th percentile	Straight line interpolation between 0% and 100%	Threshold
Equal to 50th percentile	100%	Cap
Greater than 50th percentile	100%	Capped at 100%
(a) The term “adjusted EBITDA” for the each of the peer group companies shall mean “Adjusted EBITDA” as reported by Bloomberg for the applicable company. The term “adjusted EBITDA” for Mercury shall mean the non-GAAP measure defined as income (loss) from continuing operations before interest income and expense, income tax expense (benefit), depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, and litigation and settlement expenses. Adjusted EBITDA for Mercury for purposes of this equity award shall be calculated without adjusting for stock based compensation expense.

January 1, 2018 - December 31, 2020 Company Revenue Growth Percentile Compared to Peer Group	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 50th percentile	Straight line interpolation between 0% and 100%	Threshold
Equal to 50th percentile	100%	Cap
Greater than 50th percentile	100%	Capped at 100%

Options Exercised and Stock Vested
The following table shows stock option exercises by the named executive officers during the last fiscal year, including the aggregate value realized upon exercise. This represents the excess of the fair market value, at the time of exercise, of the common stock acquired at exercise over the exercise price of the options. In addition, the table shows the number of shares of restricted stock held by the named executive officers that vested during the last fiscal year, including the aggregate value realized upon vesting. This represents, as of each vesting date, the number of shares vesting on such date, multiplied by the closing price of our common stock on the NASDAQ Global Select Market on such date.
Option Exercises and Stock Vested - Fiscal 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark Aslett	—	$—	93,425	$4,637,085
Christopher C. Cambria	—	—	15,051	743,971
Michael D. Ruppert	—	—	34,812	1,774,014
Didier M.C. Thibaud	—	—	39,076	1,937,252
Pension Benefits
The following table shows the actuarial present value of the pension benefit for the named executive officers as of June 30, 2019, the measurement date used for financial statement reporting purposes with respect to our audited financial statements for fiscal 2019. The retirement indemnities pension plan covers eligible French national employees as required by French law. During fiscal 2019, Mr. Thibaud was the only named executive officer to participate in the plan.
Pension Benefits—Fiscal 2019

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Fiscal 2019
Didier M.C. Thibaud	Retirement Indemnities Pension Plan	21.9	$63,468	$—

(1)
The actuarial present value of Mr. Thibaud’s pension benefit as of June 30, 2019 is calculated in Euros. The dollar amount set forth above reflects the exchange rate at June 30, 2019. The actuarial present value assumes a 1.3% discount rate and an age of retirement of 63 years.

Potential Payments upon Termination of Employment or Change in Control
Potential Payments to Mr. Aslett upon Termination of Employment
We have entered into an employment agreement with Mr. Aslett, a description of which, as amended to date, can be found under the heading “Agreements with Named Executive Officers” below. Mr. Aslett’s employment agreement provides for termination and severance benefits in the case of a termination of Mr. Aslett’s employment by us without “cause” or by Mr. Aslett for “good reason.”
“Cause” is defined in the employment agreement to include: (1) conduct constituting a material act of willful misconduct in connection with the performance of Mr. Aslett’s duties, including, without limitation, misappropriation of funds or property of the Company; (2) conviction of, or plea of “guilty” or “no contest” to, any felony or any conduct by Mr. Aslett that would reasonably be expected to result in material injury to the Company if he were retained in his position; (3) continued, willful, and deliberate non-performance by Mr. Aslett of his duties under the agreement which continues for 30 days following notice; (4) breach by Mr. Aslett of certain non-competition and non-disclosure covenants; (5) a violation by Mr. Aslett of the Company's employment policies which continues following written notice; or (6) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation. For purposes of clauses (1), (3), and (6), no act, or failure to act, on Mr. Aslett’s part will be deemed “willful” unless done, or omitted to be done, by him without reasonable belief that his act or failure to act, was in the best interest of the Company.

“Good Reason” is defined in the employment agreement to include: (1) a material diminution in Mr. Aslett’s responsibilities, authority, or duties; (2) a material diminution in Mr. Aslett’s base salary, except for across-the-board salary reductions based on our financial performance similarly affecting all or substantially all senior management employees of the Company; (3) a material change in the geographic location at which Mr. Aslett provides services to the Company; or (4) the material breach of the agreement by the Company. To terminate his employment for “good reason,” Mr. Aslett must follow a specified process described in the employment agreement.
Upon the termination of Mr. Aslett’s employment by us without “cause” or by him for “good reason,” Mr. Aslett will be entitled to receive: (i) 18 months of base salary continuation; (ii) a lump sum payment of his target non-equity incentive; (iii) up to $45,000 of executive outplacement; and (iv) continued benefits under the Company’s medical, dental, and vision plans for 24 months at the same portion of the premium as the Company pays with respect to active employees, or until he obtains benefits with another employer, whichever occurs first.
The following chart illustrates the benefits that would have been received by Mr. Aslett under his employment agreement had his employment been terminated by us without “cause” or voluntarily terminated by him with “good reason.” These amounts are estimates only and do not necessarily reflect the actual amounts that would be payable to Mr. Aslett upon the occurrence of such events, which amounts would only be known at the time that Mr. Aslett became entitled to such benefits.

	Salary Continuation	Target Bonus	Outplacement	Health Benefits (1)	Total
Involuntary Termination Without Cause or Voluntary Termination for Good Reason	$927,000	$927,000	$45,000	$29,949	$1,928,949

(1)	The value of health, dental, and vision insurance benefits is based on the type of coverage we carried for Mr. Aslett as of June 30, 2019, and the costs associated with such coverage on that date.
Potential Payments to Messrs. Cambria, Ruppert, and Thibaud upon Termination of Employment
We have agreed to provide certain severance benefits to each of our non-CEO named executive officers, a description of which agreement can be found under the heading “Agreements with Named Executive Officers” below. Such agreement provides for termination and severance benefits in the case of a termination of the executive's employment by us without “cause” or by the executive for “good reason.”
“Cause” is defined to include: (1) the willful and continued failure by the executive to perform substantially the duties and responsibilities of his position with the Company after written demand; (2) the conviction of the executive by a court of competent jurisdiction for felony criminal conduct or a plea of nolo contendere to a felony; or (3) the willful engaging by the executive in fraud, dishonesty, or other misconduct which is demonstrably and materially injurious to the Company or our reputation, monetarily, or otherwise. No act, or failure to act, on the executive’s part will be deemed “willful” unless committed or omitted by the executive in bad faith and without reasonable belief that his act or failure to act was in, or not opposed to, the best interest of the Company.
“Good Reason” is defined in the agreement to include: (1) a material diminution in the executive's responsibilities, authority, or duties as in effect on the date of the agreement; (2) a material diminution in the executive's annual base salary, except for across-the-board salary reductions based on our financial performance similarly affecting all or substantially all senior management employees of the Company; or (3) a material change in the geographic location at which the executive provides services to the Company.
Under the agreement, if we terminate the executive's employment without “cause” or the executive his employment for “good reason,” then the executive will be entitled to receive: (i) 12 months of base salary continuation; (ii) a lump sum payment of the executive’s target non-equity incentive; (iii) up to $30,000 of executive outplacement; and (iv) continued benefits under the Company’s medical, dental, and vision plans for 12 months at the same portion of the premium as the Company pays with respect to active employees, or until the executive obtains benefits with another employer, whichever occurs first.
The following chart illustrates the benefits that would have been received by each of our non-CEO named executive officers under his agreement had either his employment been terminated by us without “cause” or by him with “good reason.” These amounts are estimates only and do not necessarily reflect the actual amounts that would be payable to the executive upon the occurrence of such events, which amounts would only be known at the time that the executive became entitled to such benefits.

	Salary Continuation	Target Bonus	Health Benefits (1)	Outplacement Services	Total
Christopher C. Cambria	$366,100	$329,490	$10,686	$30,000	$736,276
Michael D. Ruppert	385,300	346,770	16,499	30,000	778,569
Didier M.C. Thibaud	406,900	447,590	11,585	30,000	896,075

(1)	The value of health, dental, and vision insurance benefits is based on the type of coverage we carried for the executive as of June 30, 2019, and the costs associated with such coverage on that date.
Potential Payments to Named Executive Officers upon Termination of Employment following a Change in Control
We have entered into change in control severance agreements with our CEO and certain of our other executive officers. For fiscal 2019, we had such agreements in effect with the following named executive officers: Mr. Aslett; Mr. Cambria; Mr. Ruppert; and Mr. Thibaud.
A change in control includes, among other events and subject to certain exceptions, the acquisition by any person of beneficial ownership of 30% or more of our outstanding common stock. If a tender offer or exchange offer is made for more than 30% of our outstanding common stock, the executive has agreed not to leave our employ, except in the case of disability or retirement and certain other circumstances, and to continue to render services to the Company until such offer has been abandoned or terminated or a change in control has occurred.
The Compensation Committee worked with Mercer as compensation consultant to provide market data and analysis of market practices for such agreements in the period of time since the Company's prior forms of such agreements were adopted.
Chief Executive Officer
The CEO is entitled to severance benefits if, within 24 months after a change in control of the Company (or during a potential change in control period provided that a change in control takes place within 24 months thereafter), the CEO’s employment is terminated (1) by us other than for “cause” or disability or (2) by the CEO for “good reason.” “Cause” is defined in the agreement to include the CEO’s willful failure to perform his duties, conviction of the executive for a felony, and the CEO’s willful engaging in fraud, dishonesty, or other conduct demonstrably and materially injurious to the Company. “Good Reason” is defined in the agreement to include an adverse change in the CEO’s status or position with the Company, a reduction in base salary or annual target bonus, failure to maintain the CEO’s participation in existing or at least equivalent health and benefit plans, and a significant relocation of the CEO’s principal office.
Severance benefits under the agreement include the following, in addition to the payment of any earned or accrued but unpaid compensation for services previously rendered:

•	a lump sum cash payment equal to two times (2x) the sum of the CEO’s then current annualized base salary and bonus target under our annual executive bonus plan (excluding any over-achievement awards);

•	payment of the cost of providing the executive with outplacement services up to a maximum of $45,000; and

•	payment of the cost of providing the CEO with health and dental insurance up to 24 months following such termination on the same basis as though the CEO had remained an active employee.

•
In addition, if the CEO’s employment is terminated within 24 months after a change in control (or during a potential change in control period provided that a change in control takes place within 24 months thereafter), vesting of all his then outstanding stock options and other stock-based awards immediately accelerates and all such awards become exercisable or non-forfeitable.

Payment of the above-described severance benefits is subject to the CEO releasing all claims against the Company other than claims that arise from the Company’s obligations under the severance agreement. In addition, if the CEO is party to an employment agreement with the Company providing for change in control payments or benefits, the CEO will receive the benefits payable under this agreement and not under the employment agreement.
The agreement provides for a reduction of payments and benefits payable under the agreement to a level where the CEO would not be subject to the excise tax pursuant to section 4999 of the Code, but only if such reduction would put the CEO in a better after-tax position than if the payments and benefits were paid in full. In addition, the agreement provides for the payment by the Company of the CEO’s legal fees and expenses incurred in connection with good faith disputes under the agreement.

The agreement continues in effect through June 30, 2020, subject to automatic one-year extensions thereafter unless notice is given of our or the CEO’s intention not to extend the term of the agreement; provided, however, that the agreement continues in effect for not less than 24 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the agreement, we and the CEO may terminate the CEO’s employment at any time.
Non-CEO Executives
The executive is entitled to severance benefits if, within 18 months after a change in control of the Company (or during a potential change in control period provided that a change in control takes place within 18 months thereafter), the executive’s employment is terminated (1) by us other than for “cause” or disability or (2) by the executive for “good reason.” “Cause” is defined in each agreement to include the executive’s willful failure to perform his duties, conviction of the executive for a felony, and the executive’s willful engaging in fraud, dishonesty, or other conduct demonstrably and materially injurious to the Company. “Good Reason” is defined in each agreement to include an adverse change in the executive’s status or position with the Company, a reduction in base salary or annual target bonus, failure to maintain the executive’s participation in existing or at least equivalent health and benefit plans, and a significant relocation of the executive’s principal office.
Severance benefits under each agreement include the following, in addition to the payment of any earned or accrued compensation for services previously rendered:

•
a lump sum cash payment equal to one and one-half times (1.5x) the sum of the executive’s then current annualized base salary and bonus target under our annual executive bonus plan (excluding any over-achievement awards);

•	payment of the cost of providing the executive with outplacement services up to a maximum of $45,000; and

•	payment of the cost of providing the executive with health and dental insurance up to 18 months following such termination on the same basis as though the executive had remained an active employee.

•
In addition, if the executive’s employment is terminated within 18 months after a change in control (or during a potential change in control period provided that a change in control takes place within 18 months thereafter), vesting of all his then outstanding stock options and other stock-based awards immediately accelerates and all such awards become exercisable or non-forfeitable.

Payment of the above-described severance benefits is subject to the executive releasing all claims against the Company other than claims that arise from the Company’s obligations under the severance agreement. In addition, if the executive is party to an employment agreement with the Company providing for change in control payments or benefits, the executive will receive the benefits payable under this agreement and not under the employment agreement.
Each agreement provides for a reduction of payments and benefits payable under the agreement to a level where the executive would not be subject to the excise tax pursuant to section 4999 of the Code, but only if such reduction would put the executive in a better after-tax position than if the payments and benefits were paid in full. In addition, each agreement provides for the payment by the Company of the executive’s legal fees and expenses incurred in connection with good faith disputes under the agreement.
The agreements continue in effect through June 30, 2020, subject to automatic one-year extensions thereafter unless notice is given of our or the executive’s intention not to extend the term of the agreement; provided, however, that the agreement continues in effect for not less than 18 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the agreement, we and each executive may terminate the executive’s employment at any time.
The following table sets forth an estimate of the aggregate severance benefits for each of our named executive officers assuming the triggering event occurred on June 30, 2019, all pursuant to the terms of each executive’s change in control severance agreement as described above:

Name	Salary Continuation	Target Bonus	Restricted Stock Acceleration (1)	Outplacement Services	Health Benefits (2)	Total
Mark Aslett	$1,236,000	$1,854,000	$9,864,336	$45,000	$29,949	$13,029,285
Christopher C. Cambria	549,150	494,235	5,488,848	45,000	16,028	6,593,261
Michael D. Ruppert	577,950	520,155	4,520,902	45,000	24,749	5,688,756
Didier M.C. Thibaud	610,350	671,385	4,555,022	45,000	17,377	5,899,134

(1)
The amounts shown in this column represent the closing price of our common stock on the NASDAQ Global Select Market on June 28, 2019 ($70.35) multiplied by the number of restricted shares held by the executive as reflected in the Outstanding Equity Awards at Fiscal Year-End 2019 above. The maximum potential value of the restricted stock awards (assuming the highest level of performance achievement for the performance-based awards and the $70.35 closing price on June 30, 2019) that could be earned in a change in control was: Mr. Aslett – $22,110,302; Mr. Cambria – $7,639,588; Mr. Ruppert – $8,757,924; and Mr. Thibaud – $10,241,271.

(2)
The value of health and dental insurance benefits is based on the type of coverage we carried for the named executive officer as of June 30, 2019 and the costs associated with such coverage on such date.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information on the relationship of the annual total compensation of Mark Aslett, our Chief Executive Officer, to the annual total compensation of our median compensated employee. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with rules promulgated by the SEC.
Determining our Median Employee: As of April 1, 2019, the measurement date, we employed 1,728 employees. Employees were located in the United States (1,588), Switzerland (112), Great Britain (6), Canada (10), Spain (8), France (3) and Japan (1). This includes all full-time, part-time, and temporary employees. It does not include independent contractors.
The SEC rules required us to identify our median employee by use of a consistently applied compensation measure (“CACM”). We chose a CACM that closely approximates the annual total cash compensation of our employees. Specifically, we identified the median employee by aggregating total wages and bonuses paid in fiscal 2019 and ranking all employees according to this measure, from lowest to highest.
Calculating the Pay Ratio: As required by the SEC rules, we then calculated our median employee’s total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (which is the calculation method for reporting CEO compensation in the Summary Compensation Table).
The compensation of our median employee was $91,667. Our CEO’s compensation as reported in the Summary Compensation Table was $4,190,988. Therefore, our CEO to median employee pay ratio is approximately 46:1.
This information is being provided solely for compliance purposes. The Compensation Committee does not consider this ratio when evaluating compensation arrangements.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Agreements with Named Executive Officers
Employment Agreement with Mr. Aslett
Mr. Aslett’s employment agreement, as amended to date, provides for termination and severance benefits in the case of a termination of Mr. Aslett’s employment by the Company without “cause” or by Mr. Aslett for “good reason.” Upon the termination of Mr. Aslett’s employment by the Company without “cause” or by him for “good reason,” Mr. Aslett will be entitled to receive: (i) 18 months of base salary continuation; (ii) a lump sum payment of his target non-equity incentive; (iii) up to $45,000 of executive outplacement; and (iv) continued benefits under the Company’s medical, dental, and vision plans for 24 months at the same portion of the premium as the Company pays with respect to active employees, or until he obtains benefits with another employer, whichever occurs first. A description of these benefits can be found above under the heading “Potential Payments upon Termination or Change in Control—Potential Payments to Mr. Aslett upon Termination of Employment.”
Severance Agreements with Non-CEO Named Executive Officers
Each of the Company’s executives who reports directly to the Chief Executive Officer has a severance benefits agreement that provides for termination and severance benefits in the case of a termination of the executive's employment by the Company without “cause” or by the executive for “good reason.” Upon the termination of the executive’s employment by the Company without “cause” or by the executive for “good reason,” the executive will be entitled to receive: (i) 12 months of base salary continuation; (ii) a lump sum payment of the executive’s target non-equity incentive; (iii) up to $30,000 of executive outplacement; and (iv) continued benefits under the Company’s medical, dental, and vision plans for 12 months at the same portion of the premium as the Company pays with respect to active employees, or until the executive obtains benefits with another employer, whichever occurs first. A description of these benefits can be found above under the heading “Potential Payments upon Termination or Change in Control—Potential Payments to Messrs. Cambria, Ruppert, and Thibaud upon Termination of Employment.”
Change-in-Control Agreements
We also have entered into agreements with each named executive officer providing for certain benefits in the event of a change in control of the Company. A description of these benefits can be found above under the heading “Potential Payments upon Termination or Change in Control—Potential Payments to Named Executive Officers upon Termination of Employment following a Change in Control.”

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement, and based on such review and discussion, the Compensation Committee recommended to Mercury’s Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into Mercury’s annual report on Form 10-K for the fiscal year ended June 30, 2019.
By the Compensation Committee of the Board of
Directors of Mercury Systems, Inc.
Michael A. Daniels, Chairman
Mary Louise Krakauer
Vincent Vitto

REPORT OF THE AUDIT COMMITTEE
The following is the report of the Audit Committee of the Board of Directors of Mercury with respect to Mercury’s audited consolidated financial statements for the fiscal year ended June 30, 2019. Management is responsible for Mercury’s internal controls and financial reporting. Mercury’s independent registered public accounting firm is responsible for performing an audit of Mercury’s consolidated financial statements, expressing an opinion as to their conformity with U.S. generally accepted accounting principles and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes.
The Audit Committee reviewed Mercury’s audited consolidated financial statements for the fiscal year ended June 30, 2019, and discussed these consolidated financial statements with Mercury’s management. Management represented to the Audit Committee that Mercury’s consolidated financial statements had been prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee also reviewed and discussed the audited consolidated financial statements and the matters required to be discussed with the auditors by the Public Company Accounting Oversight Board and received all written disclosures and letters required by the applicable requirements of the Public Company Accounting Oversight Board. Further, the Audit Committee has discussed with the independent registered public accounting firm its independence.
Based on its review and the discussions with management and the independent registered public accounting firm described above, and its review of the information provided by management and the independent registered public accounting firm, the Audit Committee recommended to Mercury’s Board that the audited consolidated financial statements be included in Mercury’s annual report on Form 10-K for the fiscal year ended June 30, 2019.
By the Audit Committee of the Board of
Directors of Mercury Systems, Inc.
William K. O’Brien, Chairman
James K. Bass
Lisa S. Disbrow
Barry R. Nearhos

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit Mercury’s consolidated financial statements for the fiscal year ending June 26, 2020. KPMG served as our independent registered public accounting firm for the fiscal years ended June 30, 2019 and 2018. A representative of KPMG is expected to be present at the annual meeting of shareholders and will have the opportunity to make a statement if he or she desires and to respond to appropriate questions.
What were the fees of our independent registered public accounting firm for services rendered to us during the last two fiscal years?
The aggregate fees for professional services rendered to us by KPMG, our independent registered public accounting firm, for the fiscal years ended June 30, 2019 and 2018 were as follows:

	Fiscal 2019	Fiscal 2018
Audit	$2,254,000	$2,066,547
Audit-Related	—	182,000
Tax	73,000	—
All Other	—	—
	$2,327,000	$2,248,547

Audit fees for fiscal years 2019 and 2018 were for professional services provided for the audits of our consolidated financial statements and our internal control over financial reporting as well as reviews of the consolidated financial statements included in each of our quarterly reports on Form 10-Q. Audit fees for fiscal years 2019 and 2018 also were for professional services provided for consents issued relating to registration statements in each fiscal year and for the auditor comfort letter provided in connection with the Company's underwritten follow-on common stock offering in fiscal 2019 and the Company's At-The-Market offering in fiscal years 2019 and 2018.
For fiscal year 2018, audit-related fees included professional service fees principally related to the acquisition of Themis Computer.
For fiscal 2019, tax fees were for professional services for transfer pricing studies.
What is the Audit Committee’s pre-approval policy?
The Audit Committee pre-approves all auditing services and the terms of non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm.
In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the chairman of the committee has been delegated authority to approve audit and non-audit services to be provided by our independent registered public accounting firm. Fees payable to our independent registered public accounting firm for any specific, individual service approved by the chairman pursuant to the above-described delegation of authority may not exceed $100,000, and the chairman is required to report any such approvals to the full committee at its next scheduled meeting. In addition, the Audit Committee has pre-approved a list of acceptable services and fees payable to KPMG in an aggregate amount of up to $25,000 per quarter for such services, including without limitation audit and allowable non audit, tax consulting, and M&A transactional services.  This pre-approval is for small projects needing quick reaction and judged by the Audit Committee not to raise any independence issues with KPMG. Such projects and fees are required to be presented in detail at the next Audit Committee meeting.
The Audit Committee has considered and determined that the provision of the non-audit services described is compatible with maintaining the independence of our registered public accounting firm.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal 2019, Michael A. Daniels, Mary Louise Krakauer, and Vincent Vitto served on the Compensation Committee for the entire fiscal year and George K. Muellner served on the Committee until his passing in February 2019. No member of the committee is a present or former officer or employee of Mercury or any of its subsidiaries or had any business relationship or affiliation with Mercury or any of its subsidiaries (other than his service as a director) requiring disclosure in this proxy statement.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors and persons beneficially owning more than 10% of our outstanding common stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Officers, directors, and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, we believe that during the fiscal year ended June 30, 2019, all Section 16(a) filing requirements applicable to our officers, directors, and beneficial owners of greater than 10% of our common stock were complied with, except that a Form 4 reporting the sale of 838 shares on May 30, 2019 by Michelle M. McCarthy, the Company's Chief Accounting Officer, was filed late on August 19, 2019.

SHAREHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING
Under regulations adopted by the SEC, any shareholder proposal submitted for inclusion in Mercury’s proxy statement relating to the 2020 annual meeting of shareholders must be received at our principal executive offices on or before May 1, 2020. In addition to the SEC requirements regarding shareholder proposals, our by-laws contain provisions regarding matters to be brought before shareholder meetings. If shareholder proposals, including proposals relating to the election of directors, are to be considered at the 2020 annual meeting, notice of them, whether or not they are included in Mercury’s proxy statement and form of proxy, must be given by personal delivery or by United States mail, postage prepaid, to the Secretary no earlier than May 26, 2020 and no later than June 25, 2020. The notice must include the information set forth in our by-laws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.
It is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

OTHER MATTERS
We know of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed in this proxy statement. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K
You may obtain a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2019 (without exhibits) without charge by writing to: Investor Relations, Mercury Systems, Inc., 50 Minuteman Road, Andover, Massachusetts 01810.

By Order of the Board of Directors

Christopher C. Cambria
Secretary
Andover, Massachusetts
August 30, 2019

Appendix A

Below is a reconciliation between adjusted EBITDA and the most comparable GAAP financial metric.

(in thousands)	Fiscal 2019
Net income (loss)	$46,775
Interest expense (income), net	8,177
Other non-operating adjustments, net	364
Tax provision (benefit)	12,752
Depreciation	18,478
Amortization of intangible assets	27,914
Restructuring and other charges	560
Impairment of long-lived assets	—
Acquisition and financing costs	9,628
Fair value adjustments from purchase accounting	713
Litigation and settlement expenses	344
Stock-based and other non-cash compensation expense	19,621
Adjusted EBITDA	$145,326

INNOVATION THAT MATTERS ®

50 Minuteman Road • Andover, MA 01810 • www.mrcy.com

Copyright © 2019 Mercury Systems, Inc. All rights reserved. The Mercury Systems logo and the following are trademarks or registered trademarks of Mercury Systems, Inc.: Mercury Systems, Innovation That Matters. Other marks used herein may be trademarks or registered trademarks of their respective holders. Mercury believes this information is accurate as of its publication date and is not responsible for any inadvertent errors. The information contained herein is subject to change without notice.

mercury systems. VOTE

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A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

Class I Directors:

	For	Withhold
01 - James K. Bass	☐	☐
02 - Michael A. Daniels	☐	☐
03 - Lisa S. Disbrow	☐	☐

Class III Director

	For	Withhold
04 - Barry R. Nearhos	☐	☐

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Dear Shareholder:

Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management of your company that require your immediate attention and approval. These are discussed in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the appropriate boxes on this proxy card to indicate how your shares will be voted. Then sign the card, and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on October 23, 2019.

Thank you in advance for your prompt consideration of this matter.

Sincerely,

Mercury Systems, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on October 23, 2019: The Notice of Annual Meeting, Proxy Statement and 2019 Annual Report to Shareholders are available at: www.edocumentview.com/MRCY.

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Proxy — Mercury Systems, Inc.

50 MINUTEMAN ROAD
ANDOVER, MASSACHUSETTS 01810

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark Aslett, Christopher C. Cambria, and Michael D. Ruppert, and each of them singly, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of Mercury Systems, Inc. to be held on October 23, 2019 at 10:00 a.m., local time, at Mercury's offices at 50 Minuteman Road, Andover, Massachusetts 01810, and at any adjournments or postponements thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, upon the proposals set forth on the reverse side of this proxy card.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice or the Annual Meeting of Shareholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

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